Exhibit 10.1

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of August 9, 2022 and is entered into by and among ATAI LIFE SCIENCES N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, its registered office at 10117 Berlin, Federal Republic of Germany, c/o Mindspace Krausenstraße 9-10 and registered with the trade register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 80299776 (“Parent”), ATAI LIFE SCIENCES AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Germany and registered with the commercial register of the local court of Munich under HRB 239201, with business address at Krausenstraße 9-10, c/o Mindspace, 10117 Berlin (“ATAI Germany”, and together with Parent, ATAI Germany and each other Person party hereto as a borrower from time to time, individually or collectively, as the context may require, “Borrower”), ATAI LIFE SCIENCES US, INC., a Delaware corporation (“ATAI US”), INTROSPECT DIGITAL THERAPEUTICS, INC., a Delaware corporation (“IntroSpect”), Viridia Life Sciences, Inc., a Delaware corporation (“Viridia”), EmpathBio, Inc., a Delaware corporation (“Empath”), Invyxis, Inc., a Delaware corporation (“Invyxis), and Revixia Life Sciences, Inc., a Delaware corporation (“Revixia”, and together with ATAI US, IntroSpect, Viridia, Empath, Invyxis, and any other Person party hereto from time to time as a guarantor, collectively, the “Guarantors” and each a “Guarantor”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

RECITALS

A. Borrower has requested the Lenders make available to Borrower loans in an aggregate principal amount of up to One Hundred and Seventy Five Million Dollars ($175,000,000) (the “Term Loans”); and

B. The Lenders are willing to make the Term Loans on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Loan Parties, Agent and the Lenders agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, any Loan Party and a third party bank or other institution (including a Securities Intermediary) in which any Loan Party maintains a Deposit Account or an account holding Investment Property (in any case, excluding the Excluded Accounts) and which grants Agent a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means, with respect to a given Advance, the funding date of any such Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“AG’s Shareholder Obligations” shall have the meaning set forth in section 12.9.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Amortization Date” means initially, March 1, 2025; provided that if the Extension Condition One is satisfied, such date shall be extended to September 1, 2025; provided further, that if the Extension Condition Two is satisfied, such date shall be extended to March 1, 2026.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to a Loan Party or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“AVF LLC” means AVF, LLC, a Delaware limited liability company.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower Representative” means Parent.

“Borrower’s Books” means Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California or New York are closed for business.

“Business Strategy” means (i) Parent’s then current business strategies and practices stated in Parent’s public filings from time to time, solely to the extent that such business strategies and practices are reasonably related or incidental to, or represent a reasonable expansion of, Parent’s business strategies and practices stated in Parent’s public filings as of the Closing Date, in each case, as confirmed by Agent in its reasonable discretion, (ii) the business strategies and practices described in Exhibit G, and (iii) such other business practices and strategies of Parent approved by Agent in writing in its reasonable discretion.

“Cash” means all cash, cash equivalents and liquid funds.

“Change in Control” means (i) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Parent, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Parent in which the holders of Parent’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Parent is the surviving entity, (ii) a transaction whereby ATAI Germany ceases to be 100% directly owned by Parent, or (iii) a transaction whereby ATAI US ceases to be 100% directly owned by ATAI Germany.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means the Agent or any successor.

“Collateral Agent Parallel Debt Claim” shall have the meaning set forth in Section 10.7.

“Compass” means Compass Pathways plc, a company incorporated under the laws of England and Wales with company number 12696098.

“Compliance Certificate” means a compliance certificate in the form of Exhibit E to this Agreement.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation of the Borrower.

“Controlled Entity” means each (i) Controlled Variable Interest Entity, (ii) Wholly-Owned Operating Company, (iii) Non-Operating Subsidiary and (iv) other Subsidiary (including the Specified UK Subsidiary and the Specified AU Subsidiary and AVF LLC) that is not a Wholly-Owned Operating Company or a Non-Operating Subsidiary, excluding, for the avoidance of doubt any Non-Controlled Entity.

“Controlled Variable Interest Entity” means a Platform Company with respect to which Parent consolidates (including, because Parent has (i) the power to direct the activities that most significantly impact such Platform Company’s economic performance, (ii) the obligation to absorb losses that could potentially be significant to such Platform Company, or (iii) the right to receive benefits from such Person that could potentially be significant to such Platform Company), the accounts of such Platform Company with those of Parent pursuant to Accounting Standards Codification 810 (Consolidation under GAAP) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect), as reasonably determined by Parent in good faith and designated as a “Controlled Variable Interest Entity”, “Controlled VIE”, “Controlled VOE” or other similar or analogous term in Parent’s financial statements. For the avoidance of doubt, a Subsidiary of a Person is not a Controlled Variable Interest Entity of such Person. As of the Closing Date, each Controlled Variable Interest Entity is identified as such on Schedule 1 hereto. After the Closing Date, Borrower shall deliver written updates to Schedule 1 concurrently with the delivery of a Compliance Certificate if the Borrower desires to modify the designation of a Platform Company set forth under the heading “Type” on Schedule 1 (including for the avoidance of doubt, any modification which would designate a Controlled Entity as a Non-Controlled Entity).

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by any Loan Party or Controlled Entity or in which any Loan Party or Controlled Entity now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Corresponding Obligations” means all obligations of a Loan Party towards a Lender (or a Secured Party) as they may exist from time to time, other than the Collateral Agent Parallel Debt Claim.

“Deposit Accounts” means any “deposit account,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Due Diligence Fee” means Fifty Thousand Dollars ($50,000), which fee has been paid to the Lenders prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Dutch Deed of Pledge” means the Dutch law governed omnibus deed of pledge between the Parent and Agent, in form and substance reasonably satisfactory to Agent, including all exhibits and schedules thereto and any notices, consents, registrations or filings made pursuant thereto, and any Dutch translation thereof, in each case, as amended, restated, supplemented or otherwise modified, from time to time.

“Dutch Security Documents” means, collectively, (i) the Dutch Deed of Pledge and (ii) any other security agreement, pledge agreement, mortgage, trust deed or other document or instrument governed by Dutch law entered into to pledge, grant and/or perfect the Lien (or the equivalent under Dutch law) on any property of any Loan Party, in each case, in form and substance satisfactory to Agent, including all exhibits and schedules thereto and any notices, consents, registrations or filings made pursuant thereto, and any Dutch translation thereof, in each case, as amended, restated, supplemented or otherwise modified, from time to time.

“English Security Documents” means, collectively, (i) the English Share Charge (Specified UK Subsidiary), and (ii) any other security agreement, pledge agreement, mortgage, trust deed or other document or instrument governed by English law entered into to pledge, grant and/or perfect the Lien (or the equivalent under English law) on any property of any Loan Party, in each case, in form and substance satisfactory to Agent, including all exhibits and schedules thereto and any notices, consents, registrations or filings made pursuant thereto, in each case, as amended, restated, supplemented or otherwise modified, from time to time.

“English Share Charge (Specified UK Subsidiary)” means an English law governed share charge between ATAI Germany and the Agent, in form and substance reasonably satisfactory to the Agent, granting security over the shares of the Specified UK Subsidiary, including all exhibits and schedules thereto and any notices, consents, registrations or filings made pursuant thereto, in each case, as amended, restated, supplemented or otherwise modified, from time to time.

“Equity Documents” means any agreement entered into in connection with an equity financing or otherwise among holders of the Equity Interests of a Person or otherwise binding upon the holders of the Equity Interests of such Person.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Excluded Accounts” means (a) any Deposit Account that is used solely as a payroll account for the employees of any Loan Party or any of its Subsidiaries or the funds in which consist solely of funds held in trust for any director, officer or employee of such Loan Party or Subsidiary or any employee benefit plan maintained by such Loan Party or Subsidiary or funds representing deferred compensation for the directors and employees of such Loan Party or Subsidiary, collectively not to exceed 150% of the amount to be paid in the ordinary course of business in the then-next payroll cycle, (b) escrow accounts, Deposit Accounts and trust accounts, in each case holding assets that are pledged or otherwise encumbered pursuant to clause (vi) of the definition of Permitted Liens (but only to the extent required to be excluded pursuant to the underlying documents entered into in connection with such Permitted Liens in the ordinary course of business), (c) accounts containing no (zero) balance, (d) any Deposit Account with a balance less than, together with any other Deposit Account excluded pursuant to this clause (d), in the aggregate One Million Dollars ($1,000,000) and (e) solely to the extent the Loan Parties have complied with its obligations set forth in Part A, Section 1 of Schedule 4.4, the Specified Excluded Accounts.

“Excluded Assets” means (i) motor vehicles and other equipment subject to a certificate of title statute, (ii) assets subject to a Lien permitted by clause (vii) of the definition of Permitted Liens for purchase money debt obligations, in each case in favor of a Person other than the Loan Parties and its Subsidiaries and permitted hereunder, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets or creates a right of termination in favor of such Person (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that upon the termination of such prohibition, such property shall automatically be deemed included in the Collateral, (iii) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law) (iv) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided, that upon the lapse of such prohibition or such consent being provided with respect to any license or contract, such license or contract shall automatically be included in the Collateral, (v) any Excluded Accounts (vi) any Intellectual Property, (vii) [reserved], (viii) any assets of the Specified UK Subsidiary (but excluding, for the avoidance of doubt, any Equity Interests in the Specified UK Subsidiary); provided that such exclusion shall no longer apply if the Specified UK Subsidiary is a Loan Party hereunder pursuant to Section 7.24, (ix) any assets of the Specified AU Subsidiary (but excluding, for the avoidance of doubt, any Equity Interests in the

Specified AU Subsidiary); provided that such exclusion shall no longer apply if the Specified AU Subsidiary is a Loan Party hereunder pursuant to Section 7.24, (x) any assets (including Equity Interests) to the extent a security interest in such asset is reasonably expected to result in material adverse tax consequences as reasonably determined by Parent and approved by Agent in its reasonable discretion, (xi) voting rights or interests with respect to Equity Interests not fully paid for or held in escrow; provided, that upon payment in full or release from escrow, such voting rights or interests with respect to such Equity Interests shall automatically be included in the Collateral and (xii) solely to the extent the InnarisBio Consent has not been obtained, Equity Interests of ATAI Germany in InnarisBio, Inc.; provided that such exclusion shall no longer apply if the InnarisBio consent has been obtained.

“InnarisBio Consent” means a written consent in form and substance satisfactory to Agent that the pledge of the Equity Interests of InnarisBio, Inc. by ATAI Germany is not restricted or subject in any respect to the right of first refusal in favor of Uniquest Pty Ltd abn 19 010 529 898 under Section 2.1 of that certain right of first refusal and co-sale agreement, dated March 1, 2021 by and among InnarisBio, Inc., a Delaware corporation, Uniquest Pty Ltd abn 19 010 529 898 and Atai Life Sciences AG.

“Extension Condition One” means the satisfaction of the following conditions: (i) no Event of Default shall have occurred and be continuing under any of the Loan Documents and (ii) receipt by the Agent on or prior to August 9, 2024 of evidence in form and substance satisfactory to Agent in its reasonable discretion that Loan Party has made and maintains an Investment in at least three (3) Specified Platform Companies each of which (collectively with any applicable Indirect RDTI Subsidiary of such Specified Platform Company) has at least one (1) active clinical program in Phase 2 stage or later.

“Extension Condition Two” means the satisfaction of the following conditions: (i) no Event of Default shall have occurred and be continuing under any of the Loan Documents, (ii) Extension Condition One shall have been satisfied, and (iii) receipt by the Agent of evidence satisfactory to Agent in its reasonable discretion that Parent has raised [***] of unrestricted (including not subject to any clawback, redemption, escrow or similar contractual restrictions) new net cash proceeds (not including proceeds from the conversion or cancellation of Indebtedness) from the issuance of Equity Interests of Parent, Permitted Convertible Debt of Parent or upfront proceeds from strategic business development partnerships expressly permitted under this Agreement, during the period commencing on the Closing Date and ending prior to June 30, 2024, which proceeds shall be promptly deposited in a Deposit Account or securities account of Borrower subject to an Account Control Agreement in favor of Agent.

“Foreign Deposit Account Pledge Requirement” means, with respect to a Deposit Account of a Loan Party located outside of the United States, the occurrence of each of the following, in each case, in form and substance reasonably acceptable to Agent (A) the applicable Foreign Security Document with respect to such Deposit Account has been executed and delivered to Agent and is in full force and effect, (B) the Agent has received copies of all executed closing deliverables required pursuant to the terms of such Foreign Security Document, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated by such Foreign Security Document, and (C) the Agent maintains a perfected first priority security interest in such Deposit Account.

“Foreign Security Document” means, collectively, (i) the Dutch Security Documents, (ii) the German Security Documents , (iii) the English Security Documents and (iv) each other security agreement, pledge agreement, mortgage, trust deed or other document or instrument which is governed by laws other than the laws of the United States, any state thereof or the District of Columbia or Dutch law or English Law or German law, and which is executed and delivered pursuant to the terms hereof or any other Loan Document, to pledge, grant and/or perfect the Lien (or the equivalent under applicable foreign law) on any property of any Loan Party, in each case, in form and substance reasonably satisfactory to Agent.

“GAAP” means generally accepted accounting principles in the United States of America, Germany, and if applicable, IFRS, as in effect from time to time, or, to the extent applicable, generally accepted accounting principles in the jurisdiction of incorporation or establishment (as the case may be) of the relevant Loan Party.

“German Account Pledge Agreement” means any German law account pledge agreement(s) in favor of the Agent in relation to a Loan Party’s Deposit Accounts located in Germany or accounts located in Germany holding Investment Property, in form and substance satisfactory to Agent, including all exhibits and schedules thereto and any notices, consents, registrations or filings made pursuant thereto, and any German translation thereof, in each case, as amended, restated, supplemented or otherwise modified, from time to time.

“German Global Assignment Agreement” means a German law global assignment agreement between ATAI Germany and the Agent in relation to all third party and intercompany receivables of ATAI Germany, in form and substance satisfactory to Agent, including all exhibits and schedules thereto and any notices, consents, registrations or filings made pursuant thereto, and any German translation thereof, in each case, as amended, restated, supplemented or otherwise modified, from time to time.

“German Security Documents” means, collectively, (i) the German Account Pledge Agreement, (ii) the German Global Assignment Agreement, (iii) the German Stock Pledge Agreement, and (iv) any other security agreement, pledge agreement, mortgage, trust deed, security transfer agreement or other document or instrument governed by the laws of Germany entered into to pledge, grant and/or perfect the Lien (or the equivalent under German law) on any property of any Loan Party, in each case, in form and substance satisfactory to Agent, including all exhibits and schedules thereto and any notices, consents, registrations or filings made pursuant thereto, and any German translation thereof, in each case, as amended, restated, supplemented or otherwise modified, from time to time.

“German Stock Pledge Agreement” means a German law stock pledge agreement between Parent and the Agent in relation to all shares of the Parent in ATAI Germany, in form and substance reasonably satisfactory to Agent, including all exhibits and schedules thereto and any notices, consents, registrations or filings made pursuant thereto, and any German translation thereof, in each case, as amended, restated, supplemented or otherwise modified, from time to time.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of a Product.

“Governmental Authority” means the government of any nation, any political subdivision thereof, whether state, local, territory, province or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred eighty (180) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (f) all Contingent Obligations.

“Indirect RDTI Subsidiary” means any Subsidiary that is (a) not a Platform Company and (b) formed in connection with strategic tax structuring, including each entity designated as an “RDTI Subsidiary” on Schedule 1.

“Initial Facility Charge” means Three Hundred Thousand Dollars ($300,000), which is payable to the Lenders in accordance with Section 4.1(g).

“Intellectual Property” means all of each Loan Party’s and Controlled Entity’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; each Loan Party’s and Controlled Entity’s applications therefor and reissues, extensions, or renewals thereof; and each Loan Party’s and Controlled Entity’s goodwill associated with any of the foregoing, together with each Loan Party’s and Controlled Entity’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means (a) any beneficial ownership (including stock, partnership, limited liability company interests, or other securities) of or in any Person, (b) any loan, advance or capital contribution to any Person (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person or (d) the purchase or other acquisition (in one transaction or a series of transactions) of, or the right to use, develop or sell (in each case, including through licensing), any material product, product line or Intellectual Property of or from any other Person).

“IRS” means the United States Internal Revenue Service.

“Joinder Agreements” means for each Subsidiary required to be a Loan Party hereunder, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, each Foreign Security Document, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Loan Party” means each Borrower and each Guarantor.

“Market Capitalization” means, as of any date of determination, the product of (a) the number of outstanding shares of common stock publicly disclosed in the most recent filing of Parent with the SEC as outstanding as of such date of determination and (b) the closing price of Parent’s common stock (as quoted on Bloomberg L.P.’s page or any successor page thereto of Bloomberg L.P. or if such page is not available, any other commercially available source).

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties and the Controlled Entities taken as a whole; or (ii) the ability of any Loan Party to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or the Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Material Platform Company” means any Platform Company in which a Loan Party directly owns or controls (i) 50% or more of the outstanding voting securities of such Platform Company or (ii) 10% or more of the outstanding voting securities of such Platform Company and such voting securities have, as of the date of determination, a fair market value in excess of $20,000,000, as reasonably determined by Parent in accordance with GAAP. As of the Closing Date, each Material Platform Company is identified as such on Schedule 1 hereto.

“Material Platform Company Change in Control” means, solely with respect to a Platform Company constituting a Material Platform Company pursuant to clause (i) of the definition of Material Platform Company, at any time, the Loan Parties fail to be the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of fifty percent (50.0%) or more of the ordinary voting power for the election of directors (determined on a fully diluted basis), other than by the sale of such Material Platform Company’s equity securities (a) in a public offering, or (b) to non-Affiliated venture capital or private equity investors in connection with a bona-fide equity financing transaction so long as the Loan Parties identify to Agent and the Lenders the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provide to Agent and the Lenders a description of the material terms of the transaction.

“Maximum Term Loan Amount” means One Hundred and Seventy Five Million Dollars ($175,000,000).

“Net Cash Proceeds” means the amount of all Cash proceeds (including deferred compensation) received (directly or indirectly) by or on behalf of a Loan Party (if on behalf, then for the account of such Loan Party), or distributable to a Loan Party (to the extent such proceeds which are distributable are not distributed at the direction of such Loan Party or as a result of such Loan Party voting Equity Interests owned in favor of any corporate action that would result in such proceeds not being actually distributed), from time to time, as a result of a Prepayment Event, in each case, after deducting therefrom, without duplication and as reasonably estimated by the Loan Parties, (x) reasonable fees, commissions, expenses and other direct costs related thereto (including, but not limited to, attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, brokerage, consultant and other customary fees and expenses actually incurred in connection therewith) and required to be paid or payable at any time by such Loan Party in connection with such Prepayment Event, (y) Taxes paid, payable, or determined by such Loan Party to be payable or attributable for payment in connection with such transaction to any taxing authorities by such Loan Party, to the extent then paid or payable and reasonably attributable to such transaction, and (z) any cash reserves required to be maintained by such Loan Party in connection with such transaction in accordance with GAAP or applicable law, provided that when any reserve or any portion thereof is no longer required to be maintained such amount shall be considered Net Cash Proceeds then received, and provided further, that Loan Party shall, at Agent’s reasonable request, provide such calculations or evidence of costs deducted in arriving at Net Cash Proceeds as Agent may reasonably require to confirm the calculation of Net Cash Proceeds in accordance with the foregoing.

“Non-Controlled Entity” means any Platform Company which is not a Controlled Entity. As of the Closing Date, each Non-Controlled Entity is identified as such on Schedule 1 hereto. After the Closing Date, Borrower shall deliver written updates to Schedule 1 concurrently with the delivery of a Compliance Certificate if the Borrower desires to modify the designation of a Platform Company set forth under the heading “Type” on Schedule 1 (including for the avoidance of doubt, any modification which would designate an existing Non-Controlled Entity as a Controlled Entity); provided that, any such updates or modifications to Schedule 1 shall be subject to Agent’s reasonable verification.

“Non-Operating Subsidiary” means a Subsidiary of a Loan Party other an Operating Company, and including, for avoidance of doubt, any alternative investment vehicle or other special purpose entity which holds, directly or indirectly, Investments of or on behalf of Parent, or any other Subsidiary primarily in the business of investing, reinvesting, holding or trading in securities. As of the Closing Date, each Non-Operating Subsidiary is identified as such on Schedule 1 hereto.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Company” means a Person (i) which is predominately in the business of research, development, manufacturing, sale or marketing of products and activities related thereto or (ii) holding assets, including without limitation Intellectual Property, that are useful for a Person that is predominately in the line of business described in the foregoing clause (i) and in anticipation of such Person commencing operations in such line of business and which a Loan Party or any Controlled Entity intends to cause to commence operations.

“Participant Register” has the meaning specified in Section 11.8.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement any Loan Party or Controlled Entity now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the common stock (or other securities or property following a merger event or other change of the common stock) purchased by Parent in connection with the issuance of any Permitted Convertible Debt and as may be amended in accordance with its terms; provided that, the net purchase price of any such call option transaction less the amount received by Parent in respect of any Permitted Warrant Transaction in connection with such issuance of Permitted Convertible Debt shall not exceed 20% of the gross proceeds to Parent from such issuance of Permitted Convertible Debt; provided further that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by Parent.

“Permitted Convertible Debt” means Indebtedness of Parent that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock (or other securities or property following a merger event or other change of the common stock), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that such Indebtedness shall (a) not require any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, one hundred eighty (180) days after the Term Loan Maturity Date (for the avoidance of doubt, solely for the purposes of this clause (a), the Term Loan Maturity Date shall, at all times, be deemed to be the date set forth in the second proviso of the definition of Term Loan Maturity Date), (b) be unsecured, (c) be on terms and conditions customary for Indebtedness of such type, as determined in good faith by Parent; and (d) not be guaranteed by any Loan Party or Controlled Entity; provided further, that any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of a Loan Party (or any Controlled Entity) (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision.

“Permitted Indebtedness” means:

(i) Indebtedness of any Loan Party in favor of the Lenders or Agent arising under this Agreement or any other Loan Document;

(ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;

(iii) Indebtedness of up to $400,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness;

(iv) Indebtedness to trade creditors incurred in the ordinary course of business;

(v) Indebtedness incurred in the ordinary course of business with corporate credit cards in an amount not to exceed $500,000 at any time outstanding;

(vi) Indebtedness that also constitutes a Permitted Investment;

(vii) Subordinated Indebtedness;

(viii) reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of a Loan Party or a Controlled Entity for real estate purposes in the ordinary course of business in an amount not to exceed $2,000,000 at any time outstanding;

(ix) Indebtedness consisting of financing of insurance premiums in the ordinary course of business;

(x) Indebtedness under interest rate or foreign currency exchange agreements, commodity price protection agreements or other similar agreements entered into by any Loan Party or Controlled Entity in the ordinary course of business;

(xi) other unsecured Indebtedness in an amount not to exceed $500,000 at any time outstanding;

(xii) intercompany Indebtedness among Loan Parties;

(xiii) Permitted Convertible Debt not to exceed $500,000,000 in an aggregate principal amount at any one time outstanding; and

(xiv) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon a Loan Party or a Controlled Entity, as the case may be, except to the extent of any premiums or penalties, accrued and unpaid interest thereof and reasonable fees and expenses associated with such extensions, refinancings and renewals.

“Permitted Investment” means:

(i) Investments existing on the Closing Date which are disclosed in Schedule 1B;

(ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (d) money market accounts and (e) other Investments described in the Borrower’s investment policy, approved by its board of directors from to time, and approved by Agent in writing (it being understood that the investment policy provided to Agent prior to the Closing Date shall be deemed approved in writing);

(iii) Repurchases by Parent of its Equity Interests issued to managers, advisory members, officers, employees, consultants, directors or other service providers of Parent, or officers, employees, consultants or other consultants of any Platform Company who are acting in such capacity on behalf of Parent of Equity Interests of Parent to the extent such Equity Interests are subject to a repurchase option upon the termination of service or otherwise in accordance with the applicable equity incentive plan, provided that the aggregate amount of such repurchases per fiscal year shall not exceed $350,000 per fiscal year;

(iv) Investments accepted in connection with Permitted Transfers;

(v) Investments (including debt obligations) (a) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent or doubtful obligations of, and other disputes with, customers or suppliers arising in the ordinary course of any Loan Party’s business and (b) consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business not to exceed $500,000 in an aggregate principal amount at any one time outstanding;

(vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Parent pursuant to employee share or stock purchase plans or other similar agreements approved by Parent’s board of directors;

(viii) Investments consisting of travel advances, relocation loans, and other loan advances (or guarantees thereof) to employees, officers and directors in the ordinary course of business;

(ix) Investments in newly-formed Non-Operating Subsidiaries, provided that each such Non-Operating Subsidiary is directly owned by a Loan Party, and such Non-Operating Subsidiary enters into a Joinder Agreement in accordance with Section 7.13;

(x) Investments in Deposit Accounts, subject to compliance with Section 7.12 and Section 7.16;

(xi) Investments consisting of (i) the ownership of Equity Interests of Platform Companies (whether as a result of an acquisition or formation of a new Platform Company, the purchase of additional Equity Interests of a Platform Company, the formation of or contribution to a joint venture, or any other capital contribution to a Platform Company), (ii) loans to a Platform Company, or (iii) the purchase of capital assets, any product, product line, or Intellectual Property of or from another Person to be used for the development, testing and manufacturing of products (in each case, including through licensing, and whether such capital assets, product, product line, or Intellectual Property are to be held by a Loan Party or to be Transferred to a Platform Company; provided that if such assets are to be Transferred to a Platform Company, including by contribution, such Transfer shall be subject to clause (v) of the definition of Permitted Transfer); provided, that, in each case such Investment is (x) consistent in all material respects with the Business Strategy and (y) either (1) made on an arm’s length basis for which a Loan Party receives consideration at fair market value in the form of Equity Interests from such Platform Company and such Platform Company receives cash consideration from such Investment or (2) in connection with strategic tax structuring, and in each case, such Equity Interests (a) shall constitute Pledged Collateral, (b) (A) the Loan Parties shall take all steps necessary to permit Agent to become a “transferee” under any relevant Organizational Documents or other operating documents if Agent exercises its remedies with respect to such Pledged Collateral, and (B) no other consent, approval, authorization or other order of any Person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by any Loan Party either (1) for the pledge by such Loan Party of such Pledged Collateral pursuant to this Agreement, or (2) for the exercise by Agent or Lenders of the voting or other rights provided for pursuant to this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except for those which have been obtained, and (c) the pledge, grant of a security interest in, and delivery of the such Pledged Collateral to Agent pursuant to this Agreement will create a valid first priority Lien on and in such Pledged Collateral in favor of Agent (subject to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Agent’s Lien in this Agreement); provided further that, subject to Section 7.18, no Loan Party or Controlled Entity shall make Investments in any Platform Company that is in default with respect to Indebtedness in excess of $250,000, except (x) to fund any mandatory legal and regulatory expenses of a Platform Company when due, or (y) as otherwise approved by Agent in writing;

(xii) Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms;

(xiii) Investments by a Loan Party or any Controlled Entity in the Specified UK Subsidiary, the Specified AU Subsidiary and AVF LLC not to exceed $1,000,000 per year in the aggregate, and subject to Section 7.16;

(xiv) Investments in any Indirect RDTI Subsidiary that is (x) consistent in all material respects with the Business Strategy and (y) in connection with strategic tax structuring; and

(xv) additional Investments that do not exceed $500,000 in the aggregate.

“Permitted Liens” means:

(i) Liens in favor of Agent or the Lenders arising under this Agreement or any other Loan Document;

(ii) Liens existing on the Closing Date which are disclosed in Schedule 1C;

(iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not yet due or being contested in good faith by appropriate proceedings; provided, that Borrower (or the applicable Loan Party) maintains adequate reserves therefor on Borrower’s Books in accordance with GAAP;

(iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business and imposed without action of such parties; provided, that the payment thereof is not yet required;

(v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

(vi) Deposits to secure the performance of obligations (including by way of deposits secure letters of credit issued to secure the same) under clinical and commercial supply and/or manufacturing agreements entered into in the ordinary course of business and the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(vii) Liens on Equipment, software or other intellectual property constituting purchase money Liens and Liens in connection with capital or finance leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;

(viii) Liens incurred in connection with Subordinated Indebtedness;

(ix) leasehold interests in leases or subleases and licenses or sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

(xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

(xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms (for the avoidance of doubt including Liens and/or right of set-off arising under the general terms and conditions (algemene bankvoorwaarden) of Dutch banks or the equivalent in any other jurisdiction of banking or financing institutions);

(xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;

(xiv) Liens on Cash securing obligations permitted under clause (viii) of the definition of Permitted Indebtedness in an aggregate amount not to exceed $2,000,000 at any time;

(xv) Licenses permitted under clause (ii) of the definition of Permitted Transfer; and

(xvi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase except to the extent of any premiums or penalties, accrued and unpaid interest thereon and reasonable fees and expenses associated with such extensions, refinancings and renewals.

“Permitted Transfers” means:

(i) Transfers of Inventory in the ordinary course of business;

(ii) non-exclusive Licenses, Licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, and similar arrangements for the use of Intellectual Property of any Loan Party or any Platform Company, in each case, in the ordinary course of business and on arm’s length terms and licenses in connection with strategic tax structuring;

(iii) Transfers of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business;

(iv) subject to Sections 7.12, 7.14(d) and 7.16, Transfers of Cash from Loan Parties to Wholly-Owned Operating Companies;

(v) Transfers of self-developed capital assets or Intellectual Property (or capital assets or Intellectual Property acquired pursuant to clause (xi)(iii) of the definition of Permitted Investments) of the Loan Parties or Controlled Entities to a Platform Company made in the ordinary course of business and in a manner generally consistent with the Business Strategy; provided that (i) such Transfer is to a Wholly-Owned Operating Company or (ii) if such Transfer is to any Person which is not a Wholly-Owned Operating Company, any such Transfer shall (a) be made either (x) on an arm’s length basis for which a Loan Party receives consideration at fair market value in the form of cash or Equity Interests from such Platform Company or (y) in connection with strategic tax structuring which tax structuring shall result in a Loan Party receiving cash or Equity Interests from such Platform Company (b) any cash consideration received by any Loan Party in connection with such Transfer shall be deposited in a Deposit Account subject to an Account Control Agreement in favor of Agent, and (c) any consideration received by any Loan Party in connection with such Transfer comprised of Equity Interests which (x) shall constitute Pledged Collateral, (y) (A) the Loan Parties shall take all steps necessary to permit Agent to become a “transferee” under any relevant Organizational Documents or other operating documents if Agent exercises its remedies with respect to such Pledged Collateral, and (B) no other consent, approval, authorization or other order of any Person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by any Loan Party either (1) for the pledge by such Loan Party of such Pledged Collateral pursuant to this Agreement, or (2) for the exercise by Agent or Lenders of the voting or other rights provided for pursuant to this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, in each case, except for those which have been obtained, and (z) the pledge, grant of a security interest in, and delivery of the such Pledged Collateral to Agent pursuant to this Agreement will create a valid first priority Lien on and in such Pledged Collateral in favor of Agent;

(vi) subject to Section 7.14(c) and Section 2.5(b), any Transfers constituting any Prepayment Event;

(vii) Transfers among Loan Parties;

(viii) use of cash in the ordinary course of business in a manner not prohibited by the terms of this Agreement;

(ix) any Transfer of any Loan Party’s interests in Neuronasal Inc., or DemeRX NB Inc. (each, a “Specified Disposition”); and

(x) Transfers to any Indirect RDTI Subsidiary that is (x) consistent in all material respects with the Business Strategy and (y) in connection with strategic tax structuring;

(xi) other Transfers of assets having a fair market value of not more than $500,000 in the aggregate in any fiscal year.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to common stock (or other securities or property following a merger event or other change of the common stock) and/or cash (in an amount determined by reference to the price of such common stock) sold by Parent substantially concurrently with any purchase by Parent of a related Permitted Bond Hedge Transaction and as may be amended in accordance with its terms; provided that (x) that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by Parent and (y) such call option transaction would be classified as an equity instrument in accordance with GAAP.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Platform Company” means any Operating Company (including, for the avoidance of doubt, any Wholly-Owned Operating Company) in the life science sector or related technology field and focused on the development and commercialization of specific drug products or enabling technologies, and in which a Loan Party has made and maintains an Investment (whether by capital contribution, the acquisition of the Equity Interests thereof or in connection with a joint venture, corporate collaboration or similar corporate structure) in accordance with the terms of this Agreement, its Organizational Documents and consistent in all material respects with such Loan Party’s past practices, including each such Person in which a Loan Party has made or maintains an Investment as of the Closing Date identified on Schedule 1 hereto and excluding each such Person identified on Schedule 1 hereto under the designation “No” as a Platform Company.

“Platform Company Transaction Documents” means the agreements identified on Schedule 1D hereto, in each case, as in effect on the Closing Date and as may be amended, restated, supplemented or otherwise modified in a manner that is not materially adverse to the interests of Agent or Lender.

“Pledged Collateral” means

(a) all Equity Interests now owned or hereafter acquired by a Loan Party (including, for the avoidance of doubt, all Equity Interests and Instruments identified on Schedule 1 under the heading “Pledged Collateral”);

(b) with respect to any limited liability company membership units or general or limited partnership interests now owned or hereafter acquired by a Loan Party: (i) all payments or distributions whether in cash, property or otherwise, at any time owing or payable to such Loan Party on account of its interest as a member or partner, as the case may be, in any of the issuers of such Equity Interests or in the nature of a management or other fee paid or payable by any of such issuers to such Loan Party; (ii) all of such Loan Party’s rights and interests under each of the Organizational Documents, including all voting and management rights and all rights to grant or withhold consents or approvals; (iii) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of each of such issuers; (iv) all other rights, interests, property or claims to which such Loan Party may be entitled in its capacity as a partner or a member of any such issuer; and (v) all proceeds, income from, increases in and products of any of the foregoing, in each case subject to the terms of this Agreement;

(c) all additional Equity Interests from time to time acquired or formed by a Loan Party in any manner (which additional Equity Interests shall be deemed to be part of the Pledged Collateral whether or not Schedule 1 has been updated in accordance this Agreement), and any certificates, if applicable, representing such additional Equity Interests;

(d) all rights and interests of a Loan Party in respect of a joint venture; and

(e) all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, in each case subject to the terms of this Agreement.

Notwithstanding the foregoing, the Pledged Collateral shall not include any Excluded Assets.

“Prepayment Event” means, in each case, other than any Specified Disposition, (i) any sale of Pledged Collateral (including, for the avoidance of doubt, any Transfer (including by way of a secondary transaction or tender offer) by any Loan Party of its Investment in a Platform Company (or any Subsidiary of such Platform Company) that is made on an arm’s length basis with a non-Affiliated counterparty for which such Loan Party receivers consideration at fair market value) (ii) the sale of a material portion of Collateral (other than Pledged Collateral), whether in a single transaction or series of related transactions, (iii) the sale by a Platform Company (or any Subsidiary of such Platform Company) of assets (including Intellectual Property) of such Platform Company, to the extent the subject assets constitute all or a material part of the applicable Platform Company’s assets, on a consolidated basis, (iv) the exclusive License by a Platform Company (or any Subsidiary of such Platform Company) of its Intellectual Property (except to the extent exclusive only with respect to discrete geographic territories other than the United States) to the extent the subject Intellectual Property constitutes all or a material part of the applicable Platform Company’s (or applicable Subsidiary of such Platform Company’s) assets, determined on a consolidated basis, or (v) the repurchase or redemption of Pledged Collateral by a Platform Company (or any Subsidiary of such Platform Company).

“Products” means all pharmaceuticals, therapeutics, R&D platforms, products, software, service offerings, technical data or technology currently being designed, manufactured or sold by a Loan Party or a Controlled Entity or which any Loan Party or Controlled Entity intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all pharmaceuticals, therapeutics, R&D platform, products, software, service offerings, technical data or technology that have been sold, licensed or distributed by a Loan Party or a Controlled Entity since its organization.

“Qualified Cash” means (i) the amount of the Loan Parties’ unrestricted Cash held in Deposit Accounts in the United States subject to an Account Control Agreement in favor of Agent and (ii) solely to the extent that the Foreign Deposit Account Pledge Requirement has been satisfied with respect to a Deposit Account located outside of the United States, the amount of the Loan Parties’ unrestricted Cash held in such Deposit Account located outside of the United States.

“Qualified Cash A/P Amount” means the amount of the Loan Parties’ accounts payable that have not been paid within one hundred eighty (180) days from the invoice date of the relevant account payable (other than accounts that are subject to good faith disputes and for which the Loan Parties maintain adequate reserves in accordance with GAAP).

“Receivables” means (a) all of each Loan Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (b) all customer lists, software, and business records related thereto.

“Redemption Conditions” means, with respect to any payment of cash in respect of the principal amount of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, Borrower’s Qualified Cash shall be no less than 150% of the outstanding Secured Obligations.

“Register” has the meaning specified in Section 11.7.

“Required Lenders” means at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding. “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Parties” means each Lender or Agent from time to time party to this Agreement.

“Secured Obligations” means each Loan Party’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Specified Excluded Accounts” means, collectively, the applicable Loan Parties’ deposit account with JPMorgan Chase Bank as listed in Exhibit D as of the Closing Date.

“Specified Platform Company” means (i) each Material Platform Company and (ii) solely to the extent a Loan Party directly owns greater than 5% of outstanding voting securities of Compass, Compass.

“Specified AU Subsidiary” means ATAI Life Sciences Australia Pty Ltd., an Australian limited company, solely to the extent that such Person is not a Loan Party hereunder.

“Specified UK Subsidiary” means ATAI Life Sciences UK Ltd, a limited liability company incorporated under the laws of England and Wales with company number 13277632, solely to the extent that such Person is not a Loan Party hereunder.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion. For the avoidance of doubt Permitted Convertible Debt shall not constitute Subordinated Indebtedness.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which any Loan Party owns or controls, either directly or indirectly, 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and including any interest or linkage paid in connection therewith, additions to tax or penalties applicable thereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” means each of the Tranche 1A Advance, Tranche 1B Advance, Tranche 1C Advance, Tranche 2 Advance and Tranche 3 Advance and any other Term Loan funds advanced under this Agreement.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 4.55%, and (ii) 8.55%.

“Term Loan Maturity Date” means August 1, 2026; provided, that if the Extension Condition Two is satisfied, such date shall be extended to February 1, 2027; provided further that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by any Loan Party or Controlled Entity or in which any Loan Party now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche” means with respect to the Tranche 1 Commitment, the Tranche 1A Advance, all Tranche 1B Advances and all Tranche 1C Advances; with respect to the Tranche 2 Commitment, all Tranche 2 Advances; and with respect to the Tranche 3 Commitment, all Tranche 3 Advances.

“Tranche 1 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1 Commitment” opposite such Lender’s name on Schedule 1.1.

“Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 2 Commitment” opposite such Lender’s name on Schedule 1.1.

“Tranche 2 Facility Charge” means an amount equal to one-half of one percent (0.50%) of the Tranche 2 Advances funded, which is payable to the Lenders in accordance with Section 4.2(d).

“Tranche 2 Draw Test” means, in respect of any requested Tranche 2 Advance, receipt by the Agent of evidence reasonably satisfactory to Agent that demonstrates that (i) since the Closing Date, Parent has demonstrated that a Specified Platform Company (collectively with any applicable Indirect RDTI Subsidiary of such Specified Platform Company) achieved new positive data from a randomized controlled Phase 2 or Phase 3 trial which supports the advancement into a pivotal Phase 3 trial or supports the filing of a new drug application, and (ii) any Loan Party has made and maintains an Investment in at least four (4) Specified Platform Companies, each of which (collectively with any applicable Indirect RDTI Subsidiary of such Specified Platform Company) has at least one (1) active clinical program in Phase 1 stage or later.

“Tranche 3 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 3 Commitment” opposite such Lender’s name on Schedule 1.1.

“Tranche 3 Facility Charge” means an amount equal to one-half of one percent (0.50%) of the Tranche 3 Advances funded, which is payable to the Lenders in accordance with Section 4.2(d).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Operating Company” means an Operating Company in which any Loan Party owns or controls, directly, 100% of the outstanding voting securities of such entity. As of the Closing Date, each Wholly-Owned Operating Company is identified as such on Schedule 1.

1.2 The following terms are defined in the Sections or subsections referenced opposite such terms:

Defined Term	Section
Agent	Preamble
Assignee	11.14
ATAI Germany	Preamble
ATAI US	Preamble
Borrower	Preamble
Claims	11.11(a)
Collateral	3.1
Confidential Information	11.13
End of Term Charge	2.6(b)
Event of Default	9
Guarantor	Preamble

Guaranteed Obligations	12.1
Indemnified Person	6.3
Lenders	Preamble
Liabilities	6.3
Maximum Rate	2.3
Minimum Market Capitalization Requirement	7.19
Open Source License	5.10
Parent	Preamble
Participant Register	11.8
Prepayment Charge	2.5(a)
Process Letter	Addendum 4
Publicity Materials	11.19
Register	11.7
Rights to Payment	3.1
Specified Disposition	Definition of Permitted Transfers
Term Loan	Recitals
Tranche 1A Advance	2.2(a)(i)
Tranche 1B Advance	2.2(a)(i)
Tranche 1B Expiration Date	2.2(a)(i)
Tranche 1C Advance	2.2(a)(i)
Tranche 1C Expiration Date	2.2(a)(i)
Tranche 2 Advance	2.2(a)(ii)
Tranche 3 Advance	2.2(a)(iii)
Transfer	7.8

1.3 Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.4 Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

1.5 Dutch Terms. In this Agreement where it relates to Parent a reference to: (a) a necessary corporate or other organizational action where applicable includes without limitation (i) any action any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and (ii) obtaining an unconditional positive advice (advies) from the competent works council(s) if a positive advice is required pursuant to the Works Councils Act (Wet op de ondernemingsraden), (b) a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht), (c) a winding-up or dissolution includes a bankruptcy (faillissement) or dissolution (ontbinding), (d) a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend, (e) any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990), (f) a liquidator includes a curator or a beoogd curator, (g) an administrator includes a bewindvoerder, a beoogd bewindvoerder, a stille bewindvoerder and a herstructureringsdeskundige or an observatory, (h) an attachment includes a conservatoir beslag or executoriaal beslag, (i) gross negligence means grove schuld; and (j) willful misconduct means opzet.

SECTION 2. THE LOAN

2.1 [Reserved]

2.2 Term Loan Advances.

(a) Term Commitment.

(i) Tranche 1. Subject to the terms and conditions of this Agreement and the proviso hereto, (A) on the Closing Date, Lenders shall severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount equal to Fifteen Million Dollars ($15,000,000) (such Term Loan Advance, the “Tranche 1A Advance”), (B) at any time after the Closing Date but on or prior to March 15, 2023 (the “Tranche 1B Expiration Date”), Borrower may request and Lenders shall severally (and not jointly) make additional Term Loan Advances in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000) (such Term Loan Advances, the “Tranche 1B Advances”) in minimum increments of Five Million Dollars ($5,000,000) (or if less than Five Million Dollars ($5,000,000) the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(i)(B)) and (C) at any time beginning upon the earlier of (i) the Tranche 1B Expiration Date and (ii) the date on which all amounts available to be drawn pursuant to Section 2.2(a)(i)(B) have been drawn and on or prior to December 15, 2023 (the “Tranche 1C Expiration Date”), Borrower may request and Lenders shall severally (and not jointly) make additional Term Loan Advances in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000) (such Term Loan Advances, the “Tranche 1C Advances”) in minimum increments of Five Million Dollars ($5,000,000) (or if less than Five Million Dollars ($5,000,000) the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(i)(C)); provided the aggregate Term Loan Advances made by any Lender pursuant to clause (A), (B) and (C) above shall not exceed its respective Tranche 1 Commitment and the aggregate principal amount of the Term Loan Advances made pursuant to this Section 2.2(a)(i) shall not exceed Sixty Million Dollars ($60,000,000).

(ii) Tranche 2. Subject to the terms and conditions of this Agreement and satisfaction of the Tranche 2 Draw Test, beginning upon the earlier of (i) the date on which all amounts available to be drawn pursuant to Section 2.2(a)(i)(C) have been drawn and (ii) the Tranche 1C Expiration Date, on or prior to June 30, 2024, Borrower may request, and Lenders shall severally (and not jointly) make in an amount not to exceed their respective Tranche 2 Commitments, additional Term Loan Advances in minimum increments of Five Million Dollars ($5,000,000) (or if less than Five Million Dollars ($5,000,000) the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(ii)), provided that the aggregate principal amount of the Term Loan Advances made pursuant to this Section 2.2(a)(ii) shall not exceed Fifteen Million Dollars ($15,000,000) (such Term Loan Advances, the “Tranche 2 Advances”).

(iii) Tranche 3. Subject to the terms and conditions of this Agreement and conditioned on approval by the Lenders’ respective investment committees in their sole and unfettered discretion, on or prior to March 31, 2025, Borrower may request, and Lenders shall severally (and not jointly) make in an amount not to exceed their respective Tranche 3 Commitments, additional Term Loan Advances in minimum increments of Five Million Dollars ($5,000,000) (or if less than Five Million Dollars ($5,000,000) the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(iii)), provided that the aggregate principal amount of the Term Loan Advances made pursuant to this Section 2.2(a)(iii) shall not exceed One Hundred Million Dollars ($100,000,000) (such Term Loan Advances, the “Tranche 3 Advances”).

(iv) The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount.

(b) Advance Request. To obtain a Term Loan Advance, Borrower Representative shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Closing Date (in the case of any Term Loan Advance requested to be made on the Closing Date) and at least five (5) Business Days before each Advance Date other than the Closing Date) to Agent. The Lenders shall fund each Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c) Term Loan Interest Rate. The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date in an amount equal to the product of the outstanding Term Loan principal balance multiplied by the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate set forth in this Agreement will float and change on the day the prime rate changes from time to time.

(d) Payment. Borrower will pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid. Any remaining outstanding Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. The Lenders will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to the Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or the Lenders in connection with Section 11.12 of this Agreement; provided that, with respect to clause (i) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which the Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or the Lenders, Borrower shall pay to the Lenders such amount in full in immediately available funds within three (3) Business Days.

2.3 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4 Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(c) plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(c) or Section 2.4, as applicable.

2.5 Prepayment.

(a) Optional Prepayment. At its option, Borrower may prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: with respect to each Advance, if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 2.00%; after twelve (12) months but on or prior to twenty four (24) months following the Closing Date, 1.00%; and thereafter, at any time on or prior to the Term Loan Maturity Date (for the avoidance of doubt, solely for the purposes of this clause (a), the Term Loan Maturity Date shall, at all times, be deemed to be the date set forth in the second proviso of the definition of Term Loan Maturity Date), 0.50% (each, a “Prepayment Charge”); provided that each prepayment shall be in a minimum principal amount of $5,000,000 or, if less, the remaining outstanding principal amount of the Advances. If at any time Borrower elects to make a prepayment, and at such time, there are outstanding Advances under multiple Tranches, the Prepayment Charge shall be determined by applying the amount of such prepayment in the following order: first, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the latest initial funding date; second, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the next latest initial funding date and so on until the entire principal balance of all Advances made hereunder (and all accrued but unpaid interest thereon) is paid in full. Borrower agrees that the Prepayment Charge is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and the Lenders agree to waive the Prepayment Charge if Agent and the Lenders (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately succeeding Business Day.

(b) Mandatory Prepayment. Within five (5) Business Days of receipt of any Net Cash Proceeds from a Prepayment Event, Borrower shall at Agent’s election in its sole and absolute discretion, prepay the outstanding Advances by paying up to 100% of such Net Cash Proceeds. For the avoidance of doubt, no Prepayment Charge shall apply to a prepayment in accordance with this Section 2.5(b).

2.6 End of Term Charge.

(a) On any date that Borrower partially prepays the outstanding Secured Obligations pursuant to Section 2.5, Borrower shall pay the Lenders a charge equal to 6.95% of the original principal amount of such Term Loan Advances being prepaid.

(b) On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable (including by acceleration of the Secured Obligations during an Event of Default pursuant to Section 10), Borrower shall pay the Lenders a charge equal to 6.95% of the aggregate original principal amount of all Term Loan Advances made hereunder minus the aggregate amount of payments made pursuant to Section 2.6(a) (collectively with any charge made pursuant to Section 2.6(a), the “End of Term Charge”).

(c) Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by the Lenders as of each such date an applicable Term Loan Advance is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

2.7 Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender. Except as otherwise provided in this Agreement, all of the rights, interests and obligations of each Lender under this Agreement and related Loan Documents, including security interests in the Collateral under this Agreement, shall be shared by the Lenders in the ratio of (a) the aggregate outstanding principal amount of such Lender’s Term Loan Advances to Borrower under this Agreement to (b) the aggregate outstanding principal amount of all Term Loan Advances to Borrower under this Agreement. Each Lender shall promptly remit to the other Lender such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan Advance. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lender also received its scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the other Lender such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to this ratio. The provisions hereof shall apply irrespective of the time or order of attachment or perfection of security interests, or the time or order of filing or recording of financing statements.

2.8 Taxes; Increased Costs. Loan Parties, the Agent and the Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.

2.9 Treatment of Prepayment Charge and End of Term Charge. Each Loan Party agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and each Loan Party agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Each Loan Party agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; (d) each Loan Party shall be estopped from claiming differently than as agreed to in this paragraph. Each Loan Party expressly acknowledges that their agreement to pay each of the Prepayment Charge and the End of Term Charge to the Lenders as herein described was on the Closing Date and continues to be a material inducement to the Lenders to provide the Term Loans.

SECTION 3. SECURITY INTEREST

3.1 Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Loan Party grants to Agent a security interest in all of such Loan Party’s right, title, and interest in, to and under all of such Loan Party’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, together with the Pledged Collateral, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and (j) all other tangible and intangible personal property (other than Intellectual Property) of such Loan Party whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan Party and wherever located, and any of such Loan Party’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.

3.2 Excluded Collateral. Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include any Excluded Assets.

3.3 Pledged Collateral.

(a) Each Loan Party hereby pledges, collaterally assigns and grants to Agent a security interest in the Pledged Collateral, as security for the performance of the Secured Obligations. Each Loan Party irrevocably waives any and all of its rights under provisions of any Organizational Documents of any Controlled Entity which is a limited liability company or limited partnership or stock corporation, and under the laws under which such Controlled Entity has been organized, to the extent such Loan Party has the legal capacity to do so and that such waiver is permitted, that would operate to (a) prohibit, restrict, condition or otherwise adversely affect the pledge hereunder or any enforcement action which may be taken in respect of this pledge or (b) otherwise conflict with the terms of this Section 3.3. Each Loan Party of which Equity Interests consisting of limited liability company or limited partnership interests or stock corporation constitute Pledged Collateral hereby irrevocably consents to the grant of the security interest provided for herein and to Agent or its nominee becoming a member or limited or general partner, as applicable, in such limited liability company or limited partnership or stock corporation, as applicable (including succeeding to any management rights appurtenant thereto), in connection with the exercise of remedies pursuant to Section 10; provided that such successor member or partner, as applicable, then agrees in writing to be bound by, and a party to, the applicable Organizational Document pursuant to the terms therein.

(b) Except as otherwise expressly provided in this Agreement, any sums or other property paid or distributed upon or with respect to any of the Pledged Collateral, whether by dividend or redemption or upon the liquidation or dissolution or recapitalization or reclassification of the capital of any issuer of the applicable Equity Interests or otherwise, shall, be paid over and delivered to Agent to be held by Agent as security for the payment in full in cash of all of the Secured Obligations, in each case, to the extent constituting Net Cash Proceeds. All payments received by a Loan Party shall, until paid or delivered to Agent, be held in trust for Agent, as security for the payment and performance in full of all of the Secured Obligations, and when paid, shall be deposited into a Deposit Account with respect to which Agent has an Account Control Agreement.

(c) So long as no Event of Default shall have occurred and be continuing and at Agent’s written direction to the contrary, each Loan Party shall be entitled to receive all cash dividends and distributions paid in respect of Pledged Collateral owned by it, and, prior to any acceleration pursuant to Section 10.1 hereof and any election by Agent of any remedies pursuant to Section 10.2 hereof, each Loan Party shall be entitled to vote any Equity Interests owned by it and to give consents, waivers and ratifications in respect of Pledged Collateral; provided, however, that no vote shall be cast or consent, waiver or ratification be given by any Loan Party if the effect thereof would materially impair Agent’s rights with respect to the enforcement of its Lien on the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of this

Agreement or any of the Loan Documents. All rights of any Loan Party to receive cash dividends and distributions with respect to Pledged Collateral owned by such Loan Party and at Agent’s option, upon notice by Agent to the Parent, all rights to vote and give consents, waivers and ratifications with respect to such Pledged Collateral, shall terminate upon the occurrence and during the continuation of an Event of Default.

3.4 Release; Agreements by Agent with respect to Pledged Collateral. The lien and security interest created hereunder shall be automatically released (a) with respect to all Collateral upon the payment in full of all Secured Obligations in accordance with this Agreement (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement), (b) with respect to any Collateral that is the subject of a Transfer pursuant to clause (v) or clause (vi) of the definition of Permitted Transfers, upon the consummation of such transaction or (c) if otherwise approved, authorized or ratified in writing by Agent in its sole discretion. Upon such release, Agent shall, upon the reasonable request and at the sole cost and expense of Borrower, assign, transfer and deliver to Borrower, against receipt and without recourse to or warranty by Agent, except as to the fact that Agent does not continue to encumber the released assets, such Collateral or any part thereof, which shall be released in accordance with customary documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the release of such Collateral. Agent agrees, on behalf of itself and Lender, that if any Platform Company is consummating an initial public offering of its stock or any relevant follow on offering, that Agent shall enter into lockup or similar agreements reasonably requested by Parent or any underwriter with respect to Agent’s exercise of remedies with respect to the Pledged Collateral constituting Equity Interests the Platform Company that is the issuer in such offering, in each case at the sole cost and expense of Parent.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, Borrower Representative shall have delivered to Agent the following:

(a) executed copies of the Loan Documents (except for the Foreign Security Documents and the Account Control Agreements which shall be delivered in accordance with Schedule 4.4 (Post-closing Deliverables)), together with copies of all executed closing deliverables required pursuant to the terms thereof, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b) a legal opinion of (i) Loan Parties’ US counsel, (ii) Loan Parties Dutch counsel and (iii) Loan Parties German counsel, in each case, in form and substance reasonably acceptable to Agent;

(c) a duly executed certificate of an officer of each Loan Party certifying and attaching copies of (A) the certificate of incorporation and other charter documents, certified as of a recent date by the jurisdiction of organization of such Loan Party as in effect as of the Closing Date; (B) the bylaws, operating agreement or similar governing document of such Loan Party, as in effect as of the Closing Date; (C) resolutions of such Loan Party’s governing body evidencing approval of the Loan and other transactions contemplated by the Loan Documents, as in effect as of the Closing Date; (D) resolutions of the holders of such Loan Party’s Equity Interests in connection with the transactions contemplated by this Agreement as in effect as of the Closing Date, to the extent required by the applicable Organizational Documents; (E) a schedule setting forth the name, title and specimen signature of officers or other authorized signers on behalf of each Loan Party and (F) a certificate of good standing (or foreign equivalent or insolvency search, as applicable) for each Loan Party from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;

(d) a duly executed certificate of an officer of Parent certifying and attaching copies of (A) the certificate of incorporation and other charter documents, certified as of a recent date by the jurisdiction of organization of each Platform Company, as in effect as of the Closing Date; (B) the bylaws, operating agreement or similar governing document of each Platform Company, as in effect as of the Closing Date; (C) copies of all material (x) Equity Documents and (y) Platform Company Transaction Documents, in each case, in effect as of the Closing Date; (D) a summary capitalization table of each Platform Company and (E) a group structure chart, as in effect as of the Closing Date;

(e) a perfection certificate of the Loan Parties, collectively, together with duly executed signatures thereto;

(f) [reserved];

(g) certified copies, dated as of a recent date, with respect to the Loan Parties and the Controlled Entities of searches for financing statements filed in the central filing office of the State of Delaware, State of New York, State of California or the District of Columbia or other filing offices deemed reasonably necessary by the Agent, as applicable, accompanied by evidence satisfactory to the Agent that the Liens on any Collateral indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan Advance, will be terminated or released;

(h) customary Intellectual Property search results with respect to the Loan Parties and the Controlled Entities;

(i) copies of all consents, waivers, notices and other documents set forth on Schedule 1 (other than the InnarisBio Consent);

(j) payment of the Due Diligence Fee, Initial Facility Charge and reimbursement of Agent’s and the Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(k) all certificates of insurance required pursuant to Section 6.1 and Section 6.2 and copies of each insurance policy required hereunder;

(l) a Process Letter in accordance with clause (f) of Addendum 4; and

(m) such other documents as Agent may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Agent shall have received an Advance Request for the relevant Advance as required by Section 2.2(b), each duly executed by Borrower Representative’s Chief Executive Officer or Chief Financial Officer;

(b) the representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

(c) the Loan Parties shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing;

(d) with respect to any Tranche 2 Advance or Tranche 3 Advance, the Loan Parties shall have paid the portion of the Tranche 2 Facility Charge or Tranche 3 Facility Charge, as applicable to such Advance;

(e) with respect to any Tranche 2 Advance, the Tranche 2 Draw Test has been satisfied; and

(f) each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date and each Advance Date, (a) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (b) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

4.4 Post-Closing Deliverables. Loan Parties shall deliver the documents or satisfy the conditions, as applicable, in accordance with Schedule 4.4 hereto.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

Each Loan Party represents and warrants on behalf of itself or on behalf of the Controlled Entities, as applicable, that:

5.1 Corporate Status. Each Loan Party is duly organized, legally existing and in good standing under the laws its state of incorporation or formation (as applicable), and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. Each Loan Party’s present name, former names (if any), locations, place of formation, Tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by the Loan Parties in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2 Collateral; Intellectual Property. Each Loan Party owns the Collateral and, each Loan Party and Controlled Entity, owns the Intellectual Property, free of all Liens, except for Permitted Liens. Each Loan Party has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Each Loan Party’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate action of such Loan Party, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of such Loan Party’s Certificate or Articles of

Incorporation (as applicable), bylaws, Articles of Association (as applicable) or any, law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject and (iv) except as described on Schedule 5.3 and Schedule 1, do not violate any material contract or material agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing. No Loan Party or Controlled Entity is aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or any Controlled Entity, or their property, that is reasonably expected to result in a Material Adverse Effect.

5.6 Laws.

(a) No Loan Party nor any Controlled Entity is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. No Loan Party or Controlled Entity is in default in any material manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound.

(b) No Loan Party nor any Controlled Entity is required to register as an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party nor any Controlled Entity is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Loan Party and each Controlled Entity with activities in the United States has complied in all material respects with the Federal Fair Labor Standards Act. No Loan Party nor any Controlled Entity is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Loan Party’s nor any Controlled Entity’s properties or assets has been used by such Loan Party or such Controlled Entity or, to any Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Each Loan Party and each Controlled Entity has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

(c) No Loan Party, any Controlled Entity, or to any Loan Party’s knowledge, any Controlled Entity’s Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Loan Party, any Controlled Entity, or to the knowledge of any Loan Party, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. This Section 5.6(c) shall not apply (i) to any Loan Party to which the Council Regulation (EC) 2271/1996 applies in so far as it would result in a violation of or conflict with any provision of Council Regulation (EC) 2271/1996 and (ii) to any Loan Party to which any other anti-boycott statute applies in so far as it would result in a violation of or conflict with any provision of such other anti-boycott statute, including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung – AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz)).

5.7 Information Correct and Current. No written information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of any Loan Party or Controlled Entity to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such written information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by the Loan Parties to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to the Loan Parties, and (ii) the most current of such projections provided to Parent’s board of directors (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular projections will be realized, that actual results may differ).

5.8 Tax Matters. Except as described on Schedule 5.8, (a) the Loan Parties and Controlled Entities have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) the Loan Parties and the Controlled Entities have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which such Loan Party or Controlled Entity maintains adequate reserves in accordance with GAAP, and (c) to the best of Loan Party’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Loan Party or any Controlled Entity have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9 Intellectual Property Claims. The Loan Parties and the Controlled Entities are the sole owner of, or otherwise have the right to use, the Intellectual Property material to their business. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to a Loan Party or a Controlled Entity that any material part of the Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of the Loan Parties’ and Controlled Entities’ Patents, registered Trademarks, registered Copyrights, and material agreements under which a Loan Party or Controlled Entity licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by a Loan Party or a Controlled Entity, in each case as of the Closing Date. The Loan Parties and the Controlled Entities are not in material breach of, nor have the Loan Parties or the Controlled Entities failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Loan Party’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10 Intellectual Property.

(a) The Loan Parties and the Controlled Entities have all material rights with respect to Intellectual Property necessary or material in the operation or conduct of their business as currently conducted and proposed to be conducted by the Loan Parties and the Controlled Entities. Without limiting the generality of the foregoing, and in the case of material Licenses, except for restrictions that are unenforceable under Division 9 of the UCC or other applicable law, the Loan Parties and the Controlled Entities have the right, to the extent required to operate their business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of their business as currently conducted and currently proposed to be conducted by them, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and the Loan Parties and the Controlled Entities, to the Loan Parties’ knowledge, own or have the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software that are material to their business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Products except customary covenants in inbound license agreements and equipment leases where a Loan Party is the licensee or lessee.

(b) No material software or other materials used by any Loan Party or any Controlled Entity (or used in any Products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that does could require disclosure or distribution in source code form.

5.11 Products. Except as described on Schedule 5.11, no Intellectual Property owned by a Loan Party or a Controlled Entity or Product has been or is subject to any actual or, to the knowledge of Loan Parties, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner any Loan Party’s or Controlled Entity’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Loan Party or Controlled Entity to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Loan Parties or Controlled Entities or Products. No Loan Party or Controlled Entity has received any written notice or claim, or, to the knowledge of Loan Parties, oral notice or claim, challenging or questioning any Loan Party’s or Controlled Entity’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Loan Parties’ knowledge, is there a reasonable basis for any such claim. To the Loan Parties’ knowledge, neither the Loan Parties’ or Controlled Entitles’ use of its Intellectual Property nor the production and sale of Products materially infringes the Intellectual Property or other rights of others.

5.12 Financial Accounts. Exhibit D, as may be updated by the Loan Parties in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which any Loan Party or any Controlled Entity maintains Deposit Accounts and (b) all institutions at which any Loan Party or any Controlled Entity maintains an account holding Investment Property, and such exhibit correctly identifies the name and address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans. Other than loans constituting Permitted Investments, no Loan Party or Controlled Entity has outstanding loans to any employee, officer or director of such Loan Party or Controlled Entity nor has any Loan Party or Controlled Entity guaranteed the payment of any loan made to an employee, officer or director of such Loan Party or Controlled Entity by a third party, except as permitted by the Loan Documents.

5.14 Capitalization; Platform Companies. The Loan Parties and Controlled Entities do not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Each Loan Party’s Investment in a Platform Company is owned directly by a Loan Party (and not through a subsidiary of such Loan Party, or any other Person). As of the Closing Date, Schedule 1 sets forth a true, correct and complete list of the Investments made or maintained by the Parent in a Platform Company and the Equity Interests owned, directly or indirectly, by the Parent in a Platform Company.

5.15 Pledged Collateral; Instruments. All Equity Interests constituting Pledged Collateral are validly issued, fully paid and non-assessable in all material respects. The execution, delivery and performance thereof and the pledge of and granting of a security interest in the Pledged Collateral under this Agreement do not contravene any provision of the Organizational Documents of the issuer of such Equity Interests. All certificates representing a Loan Party’s interest in Pledged Collateral have been delivered to Agent, together with duly executed transfer powers or other appropriate instruments of transfer (each in form and substance satisfactory to Agent), duly executed in blank by the applicable Loan Party. As of the Closing Date, Schedule 1 sets forth (i) a true and accurate schedule of all Pledged Collateral and all Instruments owned by Loan Parties, and (ii) a complete and accurate list of all consents, waivers, amendment or modification or other action to be taken in connection with the grant of the security interest pursuant to the terms of this Agreement in the Pledged Collateral.

5.16 Solvency. (i) The fair salable value of each Loan Party’s and Controlled Entity’s consolidated assets exceeds the fair value of such Loan Party’s and Controlled Entity’s liabilities; (ii) no Loan Party or Controlled Entity is left with unreasonably small capital after the transactions in this Agreement; and (iii) each Loan Party and Controlled Entity is able to pay its debts (including trade debts) as they become due.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. The Loan Parties shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Loan Parties’ line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. The Loan Parties must maintain a minimum of $2,000,000 (or foreign currency equivalent, if applicable) of commercial general liability insurance for each occurrence. The Loan Parties have and agree to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, the Loan Parties shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If any Loan Party fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Loan Parties with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

6.2 Certificates. The Loan Parties shall deliver to Agent certificates of insurance that evidence compliance with the insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Such insurance certificates shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that the Loan Parties may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient). Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. The Loan Parties shall provide Agent with copies of each insurance policy other than any director’s and officer’s insurance policies of the Loan Parties, and upon entering or amending any insurance policy required hereunder, Loan Parties shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3 Indemnity. Each Loan Party agrees to indemnify and hold Agent, the Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement.

SECTION 7. COVENANTS OF THE LOAN PARTIES

Each Loan Party agrees as follows:

7.1 Financial Statements, Reports, Certificates. The Loan Parties shall furnish to Agent the financial statements, reports and certificates and other information listed hereinafter:

(a) Monthly Financial Statements. (A) Whether or not the Minimum Market Capitalization Requirement has been met, for each of the calendar months ending after the Closing Date, as soon as practicable (and in any event within thirty (30) days) after the end of each such calendar month, (i) month-end bank or investment account statements showing account balances for each Loan Party, and (ii) month-end aged vendor accounts payable invoice listing (excluding balances between Loan Parties) for each Loan Party, certified by Parent’s Chief Financial Officer or Controller; and (B) Solely to the extent the Minimum Market Capitalization Requirement has not been met, for each of the calendar months ending after the first twelve (12) months following the Closing Date, as soon as practicable (and in any event within thirty (30) days) after the end of each such calendar month, unaudited interim and year-to-date financial statements of each Loan Party as of the end of such month, including balance sheet and related statements of income and including, for the balance sheet line item for “investments”, a breakdown by Platform Company or other investment, all certified by Parent’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP (x) except for the absence of footnotes, (y) subject to normal year-end adjustments, and (z) except for certain non-cash items that are customarily included in quarterly and annual financial statements;

(b) Quarterly Financial Statements. As soon as practicable (and in any event within forty-five (45) days) after the end of each fiscal quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income, certified by Parent’s Chief Executive Officer, Chief Financial Officer, principal accounting officer or any other duly authorized officer or director to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c) Annual Financial Statements. As soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified (other than a going concern qualification or limitation) audited financial statements as of the end of such year (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Parent and reasonably acceptable to Agent, accompanied by any management report from such accountants;

(d) Compliance Certificate. A soon as practicable (and in any event within thirty (30) days) after the end of each calendar month, a Compliance Certificate in the form of Exhibit E;

(e) Other Statements. Promptly (and in any event within ten (10) Business Days) after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Parent has made available to holders of its common stock or to the holders of Permitted Convertible Debt or Subordinated Debt and copies of any regular, periodic and special reports or registration statements that Parent files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or any national securities exchange;

(f) Annual Operating Budget and Financial Projections. As soon as available, at least annually, and in any event no later than the earlier to occur of (i) ninety (90) days after the end of each fiscal year of each Loan Party and (ii) ten (10) days after approval by any Loan Party’s board, and within ten (10) days following any material updates or material amendments thereto, (A) annual operating budgets (including projected income statements by quarter), and (B) annual financial projections (on a quarterly basis), in each case as approved by each Loan Party’s board, together with any related business forecasts used in the preparation of such annual financial projections, in each case in a form of presentation acceptable to Agent and each of the Lenders;

(g) Platform Companies. Concurrently with the delivery of the Compliance Certificate referred to in Section 7.1(d), (i) a report of any new Investments (by a Loan Party or otherwise) made in Platform Companies, (ii) notification of the acquisition of Collateral consisting of Equity Interests or Instruments by delivery of a written update to Schedule 1, together with such originals and other documents as required pursuant to the Loan Documents, including Section 7.22 hereof and (iii) to the extent there is (A) any formation of a new Platform Company, (B) any material amendment, restatement, supplement or other modification of or to any Organizational Document of a Platform Company, or (C) any new material Equity Documents entered into with respect to a Platform Company’s Equity Interests, any material amendment, restatement, supplement or other modification of or to any such Equity Document, copies of any Organizational Documents, Equity Documents or applicable amendment, restatement, supplement or modification, as the case may be, together with the monthly financial statements, copies of any loan documents entered into by a Platform Company or any Subsidiary thereof with respect to Indebtedness for borrowed money of a Platform Company or such Subsidiary (to the extent permitted hereunder), and any material amendment or other modification thereto, in each case to the extent permitted by law or contract. Solely for the purposes of the deliverables required under this Section 7.1(g), “Platform Company” shall be deemed not to include Compass.

(h) OFAC. Immediate notice if any Loan Party or any Controlled Entity has knowledge that any Loan Party, or any Controlled Entity or Affiliate of any Loan Party or Controlled Entity, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. This shall only be made by a Loan Party if and to the extent that making such representation does not result in a violation of or conflict with the Council Regulation (EC) No 2271/96 of 22 November 1996 (as amended from time to time) protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung -AWV) and/or any other applicable anti-boycott laws or regulations.

(i) Prepayment Event. As soon as practicable (and in any event, within five (5) Business Days) of the occurrence of a Prepayment Event or Specified Disposition, a notification thereof, together with a description of such Prepayment Event or Specified Disposition, copies of such documents entered into in connection with the transaction giving rise to the Prepayment Event or Specified Disposition as Agent may reasonably request and calculations in form reasonably acceptable to Agent of the amount of Net Cash Proceeds, if any, arising from such Prepayment Event;

(j) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any Controlled Entity that could result in damages or costs to any Loan Party or any Controlled Entity of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000.00) or more;

(k) Other Financial Information. Other budgets, operating plans and other financial information (including with respect to Platform Companies) reasonably requested by Agent or any Lender; and

(l) Notification of Event of Default. Immediate notice of the occurrence of any Event of Default.

No Loan Party shall (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters. The fiscal year of each Loan Party shall end on December 31.

The executed Compliance Certificate, and all financial statements required to be delivered pursuant to clauses (a), (b), (c), (d) and (f) shall be sent via e-mail to [ ● ] with a copy to [ ● ]; provided, that if e-mail is not available or sending such financials statements via e-mail is not possible, they shall be faxed to Agent at: [ ● ], attention Account Manager: ATAI.

Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, provided, however, for any such documents other than the documents required to be delivered under Sections 7.1(b) and (c), Borrower shall promptly notify Agent in writing (which may be by electronic mail) of the filing of any such documents with the SEC.

7.2 Management Rights. The Loan Parties shall permit, or use commercially reasonable efforts to cause the Controlled Entities to permit, any representative that Agent or the Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of the Loan Parties and Controlled Entities at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, any such representative shall have the right to meet with management and officers of the Loan Parties and Controlled Entities to discuss such books of account and records. In addition, Agent or the Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of the Loan Parties and Controlled Entities concerning significant business issues affecting the Loan Parties and the Controlled Entities. Such consultations shall not unreasonably interfere with the Loan Parties’ or Controlled Entities’ business operations. The parties intend that the rights granted Agent and the Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or the Lenders with respect to any business issues shall not be deemed to give Agent or the Lenders, nor be deemed an exercise by Agent or the Lenders of, control over the Loan Parties’ or Controlled Entities’ management or policies and the Loan Parties shall have no obligation to act upon or follow any such advice or recommendation.

7.3 Further Assurances. Each Loan Party shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes, Foreign Security Documents or other documents to perfect, give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein. Any Loan Party shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, each Loan Party hereby authorizes Agent to execute and deliver on its behalf and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of the Loan Parties either in Agent’s name or in the name of Agent as agent and attorney-in-fact for the Loan Parties. Each Loan Party shall protect and defend its title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to such Loan Party or Agent other than Permitted Liens.

7.4 Indebtedness. No Loan Party shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Controlled Entity to do so, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on any Loan Party an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) in connection with refinancing or replacement of Permitted Indebtedness, (c) purchase money Indebtedness pursuant to its then applicable payment schedule, (d) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Loan Party, or (ii) if such Subsidiary is not a Loan Party, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Loan Party or (e) as otherwise permitted hereunder or approved in writing by Agent.

Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the common stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock, following a merger event or other change of the common stock, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt shall not constitute a prepayment of Indebtedness by Parent for the purposes of this Section 7.4; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment; provided further that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess cash shall not be permitted by the preceding sentence.

Notwithstanding the foregoing, Parent may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Parent from the substantially concurrent issuance of common stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Parent pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, Parent shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.5 Collateral. Each Loan Party shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in the Loan Parties’ business or in which the Loan Parties now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of $500,000 affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property (other than Permitted Liens under clauses (iii), (iv), (v), (vii), (x), or (xv) of the definition thereof). No Loan Party shall agree with any Person other than Agent or the Lenders not to encumber its property other than under (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements. No Loan Party shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements. Each Loan Party shall cause the Controlled Entities to protect and defend such Controlled Entity’s title to its material assets from and against all Persons claiming any interest adverse to such Controlled Entity, and each Loan Party shall cause the Controlled Entities at all times to keep such Controlled Entity’s property and assets free and clear from Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property (other than Permitted Liens under clauses (iii), (iv), (v), (vii), (x) or (xv) of the definition thereof)), and shall give Agent prompt written notice of any legal process affecting such Controlled Entity’s assets that is reasonably likely to result in damages, expenses or liabilities in excess of $500,000.

7.6 Investments. No Loan Party shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of the Controlled Entities to do so, other than Permitted Investments.

7.7 Distributions. No Loan Party shall, nor shall allow any Controlled Entity to, (a) repurchase or redeem any class of shares, stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that a Controlled Entity may pay dividends or make other distributions to any Loan Party, (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $500,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $500,000 in the aggregate.

Notwithstanding the foregoing, Parent may (A) pay the purchase price of any Permitted Bond Hedge Transaction or (B) settle, unwind or terminate all or any portion of any Permitted Warrant Transaction by (I) set-off against the concurrent settlement, unwind or other termination of all or any portion of any related Permitted Bond Hedge Transaction or (II) delivery of common stock.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit the conversion by holders of (including any payment upon conversion, whether in cash, common stock or a combination thereof), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment; provided further that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment is not offset by an exercise or early unwind or settlement of a corresponding portion of the Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess cash shall not be permitted by the preceding sentence.

Notwithstanding the foregoing, Parent may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Parent from the substantially concurrent issuance of common stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Parent pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, Parent shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.8 Transfers. Except for Permitted Transfers and Permitted Investments that constitute Permitted Transfers, no Loan Party shall, nor shall allow any Controlled Entity to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest (collectively, “Transfer”) in any material portion of its assets.

7.9 Mergers and Consolidations. No Loan Party shall merge or consolidate, or permit any of its Controlled Entities to merge or consolidate, with or into any other Person (other than (i) Permitted Investments, (ii) Permitted Transfers or (iii) mergers or consolidations of (a) a Subsidiary which is not a Loan Party into another Subsidiary or into a Loan Party or (b) a Loan Party into another Loan Party). No Borrower shall merge or consolidate with or into any other Person unless the resulting Person is a Borrower.

7.10 Taxes. Each Loan Party shall, and shall cause each of its Controlled Entities to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against any Loan Party, any of the Controlled Entities or the Collateral or upon any Loan Party’s or any Controlled Entity’s ownership, possession, use, operation or disposition thereof or upon any Loan Party’s or any of Controlled Entity’s rents, receipts or earnings arising therefrom. Each Loan Party shall, and shall cause each of Controlled Entity to, accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, any Loan Party or Controlled Entity may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which such Loan Party or Controlled Entity maintain adequate reserves in accordance with GAAP.

7.11 Corporate Changes. No Loan Party shall change, nor shall any Loan Party permit any Controlled Entity to change, its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. No Loan Party shall suffer a Change in Control. No Loan Party shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America or Germany. No Loan Party shall modify its Organizational Documents in a manner which could be expected to be materially adverse to the interests of the Lenders or Agent without the Agent’s prior written consent. No Loan Party shall relocate any item of Collateral (other than (w) relocations of drug products and related materials in the ordinary course of business, (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $500,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit B to another location described on Exhibit B) unless (i) such relocation is within the continental United States of America or Germany and (ii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent. The Loan Parties shall use commercially reasonable efforts to execute and deliver a landlord waiver and subordination agreement in a form and substance reasonably satisfactory to Agent with respect to (i) its headquarters and (ii) any other location described on Exhibit B where the value of the Collateral at such location is in excess of $500,000.

7.12 Deposit Accounts. No Loan Party shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which (i) Agent has an Account Control Agreement or (ii) the Foreign Deposit Account Pledge Requirement has been satisfied. Notwithstanding the foregoing, Loan Parties shall not be required to obtain an Account Control Agreement or satisfy the Foreign Deposit Account Pledge Requirement with respect to Excluded Accounts.

7.13 Joinder. Borrower shall notify Agent of each Subsidiary formed or acquired subsequent to the Closing Date and, within 15 days of formation or acquisition, to the extent such Subsidiary is a Non-Operating Subsidiary, shall cause such Non-Operating Subsidiary to execute and deliver to Agent a Joinder Agreement and such other documents and instruments as shall be reasonably requested by Agent to effectuate the transactions contemplated by such Joinder Agreement, in each case in form and substance reasonably acceptable to Agent; provided, however, that such joinder shall not be required if the Parent determines in its reasonable discretion (and such determination has been approved by Agent in its reasonable discretion) that the benefit from the entry into such Joinder Agreement is outweighed by the undue burden and expense to Borrower (including material adverse tax consequences to Borrower).

7.14 Platform Companies.

(a) No Loan Party or Controlled Entity shall suffer or permit the Organizational Documents or other operating documents of any Platform Company (or any Subsidiary thereof), or any of its or their Equity Documents to contain any provision, unless waived by Agent and the Lenders, which would restrict, delay or condition the grant of the security interest in the Pledged Collateral as set forth in this Agreement or any other Loan Document or the exercise of any remedy with respect to the Pledged Collateral, including, without limitation, the exercise of voting rights by Agent or the disposition of the Pledged Collateral after the occurrence and during the continuation of an Event of Default.

(b) No Loan Party or Controlled Entity shall suffer or permit a Material Platform Company Change in Control, unless in connection with clause (vi) of the definition of Permitted Transfer and subject to Section 2.5(b).

(c) No Loan Party shall suffer any Investments in Equity Interests of a Platform Company to be held, directly or indirectly by a Subsidiary of Parent that is not a Loan Party.

(d) To the extent not prohibited by this Agreement and the other Loan Documents, the Loan Parties shall maintain funding and treasury practices for financing Controlled Entities and Non-Controlled Entities consistent in all material respects with the Business Strategy. No Loan Party or Controlled Entity shall transfer or invest excess amounts of Cash into Platform Companies outside the ordinary course of business or in conflict with these provisions.

7.15 Use of Proceeds. Each Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general business purposes, including Investments in Platform Companies and to finance the consideration associated with asset in-licensing and acquisition transactions. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.16 Cash Management and Limitation on Cash Outside of the United States. At all times from the Closing Date, the Loan Parties shall maintain Qualified Cash in an amount equal to or greater than the lesser of (i) 100% of the aggregate outstanding Secured Obligations or (ii) 70% of the consolidated Cash of the Loan Parties and the Controlled Entities. In no event shall the aggregate amount of Cash that can be held by the Specified UK Subsidiary, the Specified AU Subsidiary and AVF LLC exceed $750,000 in the aggregate at any time.

7.17 Compliance with Laws.

(a) Each Loan Party shall maintain, and shall cause the Controlled Entities to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause the Controlled Entities to, obtain and maintain all required Governmental Approvals.

(b) No Loan Party shall, nor shall any Loan Party permit any Controlled Entity or Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. No Loan Party shall, nor shall any Loan Party permit any Controlled Entity or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. This shall only be made by a Loan Party if and to the extent that making such representation does not result in a violation of or conflict with the Council Regulation (EC) No 2271/96 of 22 November 1996 (as amended from time to time) protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung -AWV) and/or any other applicable anti-boycott laws or regulations.

(c) Each Loan Party has on behalf of itself and on behalf of each Controlled Entity implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, the Controlled Entities and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party, the Controlled Entities and their respective officers and employees and to the knowledge of such Loan Party’s its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(d) No Loan Party on behalf of itself and on behalf of the Controlled Entities or any of their respective directors, officers or employees, or to the knowledge of such Loan Party on behalf of itself and on behalf of any Controlled Entity, any agent for such Loan Party or Controlled Entity, that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.18 Platform Company Transaction Documents. Notwithstanding anything to the contrary herein, Loan Parties shall not be required to violate or limit any rights under any provision of any Platform Company Transaction Document and may freely fund any Platform Company pursuant to the terms of the Platform Company Transaction Documents, in a manner generally consistent with the Business Strategy. No Loan Party shall, nor shall any Loan Party permit any Controlled Entity, to amend, restate, supplement or otherwise modify the terms of any Platform Company Transaction Documents if the effect of such change could be expected to be materially adverse to the interests of Agent or Lender, without the prior written consent of the Agent.

7.19 Financial Covenant. Beginning on the later of (i) July 1, 2023 and (ii) the date on which the aggregate outstanding Advances are equal to or greater than $40,000,000, Borrower shall at all such applicable times maintain Qualified Cash in an amount no less than 33% of the aggregate outstanding principal amount of Term Loan Advances plus the Qualified Cash A/P Amount; provided that the foregoing financial covenant in this Section 7.19 shall not apply on any day on which the Parent has maintained its Market Capitalization in a minimum amount of $600,000,000 for a period of at least ten (10) consecutive Business Days prior to such day of measurement (“Minimum Market Capitalization Requirement”) (for the avoidance of doubt, the Minimum Market Capitalization Requirement shall be tested on a daily basis, and if the Minimum Market Capitalization Requirement is not satisfied as of any day, then Loan Parties shall demonstrate compliance with the financial covenant set forth in this Section 7.19 as of such day).

7.20 Intellectual Property. Each Loan Party shall on behalf of itself and on behalf of each Controlled Entity (i) protect, defend and maintain the validity and enforceability of its material Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its material Intellectual Property; and (iii) not allow any Intellectual Property material to Loan Parties’ or Controlled Entities’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

7.21 Transactions with Affiliates. Each Loan Party shall not and shall not permit any Controlled Entity to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of such Loan Party or such Controlled Entity on terms that are less favorable to such Loan Party or such Controlled Entity, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of such Loan Party or such Controlled Entity other than (i) Permitted Investments, (ii) Permitted Transfers, (iii) reasonable and customary fees paid to board members and (iv) board-approved compensation arrangements for officers and other employees.

7.22 Pledged Collateral. Any Loan Party shall, (a) at such Loan Party’s expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may reasonably request in order to ensure to Agent the benefits of the pledge intended to be created by Section 3.3, shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of the Agent thereon against the claim of any other Person (other than Permitted Liens); (b) with respect to any Equity Interests of an issuer owned by such Loan Party constituting limited liability company membership interests, shall, to the extent it controls such issuer, cause Article 8 of the Uniform Commercial Code of such issuer’s jurisdiction of organization to govern the Equity Interests of such issuer, such Equity Interests to be certificated or otherwise evidenced by an instrument, and shall deliver such certificate or instrument, together with a duly executed transfer power or other instrument of transfer (in form and substance reasonably satisfactory to the Agent) executed in blank, promptly (but in any event within three (3) Business Days after receipt thereof by Loan Party) to the Agent; (c) upon acquiring any new Equity Interests constituting Pledged Collateral or Instruments constituting Collateral, within five (5) Business Days (i) deliver to Agent an updated Schedule 1 hereto, in form reasonably satisfactory to Agent, identifying such additional Equity Interests, which shall be attached to this Agreement,

(ii) either deliver or otherwise cause the transfer of such additional Equity Interests or Instruments (including any certificates and duly executed transfer powers or other instruments of transfer executed in blank and in form and substance satisfactory to Agent) to Agent as required under this Agreement or any Loan Document or enter into a control agreement in favor of Agent in form acceptable to Agent with respect thereto, provided that with respect to Equity Interests of a Loan Party other than Parent or Controlled Entity, to the extent the Organizational Documents of such Loan Party or Controlled Entity do not provide for the issuance of physical stock certificates and as long as no physical stock certificates are issued, Loan Party’s or Controlled Entity’s shall not be required to deliver stock certificates, stock powers or control agreements, and (iii) to the extent related to an Investment in a new Platform Company, deliver an acknowledgement, consent and waiver in substantially the form delivered by the Platform Companies as of the Closing Date. No Loan Party shall, nor shall any Loan Party permit any Controlled Entity, enter into any agreement restricting its ability to vote the Equity Interests or assigning or otherwise transferring or restricting its ability to vote the Equity Interests owned by such Loan Party or Controlled Entity other than pursuant to any Loan Document or in connection with voting agreements entered into by holders of Equity Interests in each Platform Company on customary terms for venture capital financings, in each case, which are not designed to impair the pledge or Agent’s exercise of remedies with respect to Pledged Collateral.

7.23 Introductions. When any Non-Controlled Entity is considering incurring Indebtedness for borrowed money, Loan Parties shall use commercially reasonable efforts to introduce a representative of Agent to the chief financial officer or other appropriate officer of such Non-Controlled Entity to allow Agent’s representative to present possible lending options to such Non-Controlled Entity.

7.24 Specified UK Subsidiary and Specified AU Subsidiary. If, at any time, the Specified UK Subsidiary and the Specified AU Subsidiary, in the aggregate, (a) have revenues attributable to them in excess of 5% of Parent’s consolidated total revenue as reflected in the financial statements delivered pursuant to Sections 7.1(b) or 7.1(c) or (b) have total assets (including Investments) the fair market value of which is more than 5.0% of Parent’s consolidated total assets as reflected in the financial statements delivered pursuant to Sections 7.1(b) or 7.1(c), then within twenty (20) days of the occurrence thereof, the Loan Parties shall cause one or both of the Specified UK Subsidiary or the Specified AU Subsidiary to execute and deliver to Agent a Joinder Agreement and such other documents and instruments as shall be reasonably requested by Agent to effectuate the transactions contemplated by such Joinder Agreement, in each case, in form and substance reasonably acceptable to Agent, and following the delivery and acceptance thereof by Agent, such Subsidiary shall be deemed to be a “Loan Party” for all purposes hereunder (such that, if only one of the Specified UK Subsidiary and Specified AU Subsidiary becomes a Loan Party hereunder pursuant to the foregoing, then the Specified UK Subsidiary or the Specified AU Subsidiary, as the case may be, that is not a Loan Party shall not (a) have revenues attributable to it in excess of 5% of Parent’s consolidated total revenue as reflected in the financial statements delivered pursuant to Sections 7.1(b) or 7.1(c) or (b) have total assets (including Investments) the fair market value of which is more than 5.0% of Parent’s consolidated total assets as reflected in the financial statements delivered pursuant to Sections 7.1(b) or 7.1(c)); provided that the Specified UK Subsidiary and the Specified AU Subsidiary shall not be required to execute such Joinder Agreement and any other documents if such execution is reasonably likely to result in material adverse tax consequences to Parent as reasonably determined by Parent and approved by Agent in its reasonable discretion. Notwithstanding anything to the contrary herein, in no event shall the Specified UK Subsidiary and the Specified AU Subsidiary own or otherwise maintain (i) whether through formation or acquisition, any subsidiary or otherwise any Equity Interests in any Person or (ii) any intellectual property (including through licensing).

7.25 Indirect RDTI Subsidiaries. No Loan Party shall permit any Indirect RDTI Subsidiary to be a Platform Company unless such Loan Party causes the Equity Interests of Indirect RDTI Subsidiary to be pledged as Collateral pursuant to documentation in form and substance reasonably satisfactory to the Agent.

SECTION 8. RESERVED

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Any Loan Party fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or the Lenders or any Loan Party’s bank if such Loan Party had the funds to make the payment when due and makes the payment within three (3) Business Days following such Loan Party’s knowledge of such failure to pay; or

9.2 Covenants. Any Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 4.4, 6, 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, 7.21, 7.22 and 7.24) or any other Loan Document, Agent and the Lenders, such default continues for more than fifteen (15) days after the earlier of the date on which (i) Agent or the Lenders has given notice of such default to the Loan Parties and (ii) any Loan Party has actual knowledge of such default or (b) with respect to a default under any of Sections 4.4, 6, 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, 7.21, 7.22 and 7.24 the occurrence of such default; or

9.3 Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or

9.4 Representations. Any representation or warranty made by any Loan Party or by any Loan Party on behalf of any Controlled Entity in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or

9.5 Insolvency. Loan Parties or the Material Platform Companies, (A) (i) shall be unable to pay its debts (including trade debts) as they become due, or be unable to pay or perform under the Loan Documents; (ii) shall fail to maintain assets with a fair saleable value that exceeds the fair value of such Loan Party’s or Material Platform Company’s liabilities, (iii) shall maintain an unreasonably small amount of capital with which to conduct its business; (iv) shall otherwise become insolvent, or (v) in relation to a Loan Party or Controlled Entity incorporated in Germany, is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung) or is overindebted within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung); or (B) (i) shall make an assignment for the benefit of creditors; or (ii) shall file a voluntary petition in bankruptcy; or (iii) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (iv) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of a Loan Party or a Material Platform Company or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of a Loan Party or Material Platform Company; or (v) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vi) a Loan Party,

Material Platform Company or their respective board of directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (C) either (i) thirty (30) days shall have expired after the commencement of an involuntary action against a Loan Party or Material Platform Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of a Loan Party or Material Platform Company being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) a Loan Party or Material Platform Company shall file any answer admitting or not contesting the material allegations of a petition filed against such Loan Party or Material Platform Company in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of the applicable Loan Party or Material Platform Company, of any trustee, receiver or liquidator of a Loan Party or Material Platform Company or of all or any substantial part of the properties of such Loan Party or Material Platform Company without such appointment being vacated; or

9.6 Attachments; Judgments. Any portion of the assets of the Loan Parties or Material Platform Companies is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $500,000, and such judgment remains unsatisfied, unvacated, or unstayed for a period of twenty (20) days after the entry thereof, or any Loan Party or Material Platform Companies is enjoined or in any way prevented by court order from conducting any material part of its business; or

9.7 Other Obligations. (i) The occurrence of any default under any agreement or obligation of any Loan Party or Material Platform Company involving any Indebtedness in excess of $500,000, or any other material agreement or obligation if a Material Adverse Effect would reasonably be expected to result from such default, or (ii) any “fundamental change” (howsoever defined, but excluding any “make-whole fundamental change”) occurs under the indenture governing any Permitted Convertible Debt or (iii) the early termination of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction by the counterparty thereto, due to a breach or default by any Loan Party or Material Platform Company (except to the extent such early termination requires only the issuance of Equity Interests by Parent), if such termination would require any Loan Party or Material Platform Company to pay in excess of $500,000; or

9.8 Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, where such revocation, rescission, suspension, modification or non-renewal has, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 10. REMEDIES

10.1 General. Upon and during the continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact to: (a) exercisable following the occurrence of an

Event of Default, (i) sign such Loan Party’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or such Loan Party’s name, as Agent may elect); (iii) make, settle, and adjust all claims under such Loan Party’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to a Loan Party; and (b) regardless of whether an Event of Default has occurred, (i) endorse a Loan Party’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly. Each Loan Party hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents have been terminated. Agent’s foregoing appointment as such Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Loan Party agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to such Loan Party. Agent may require any Loan Party to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and such Loan Party. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and the Lenders in an amount sufficient to pay in full Agent’s and the Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Second, to the Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to the Loan Parties or their representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of the Loan Parties or any other Person, and each Loan Party expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Pledged Collateral. Upon the occurrence and during the continuation of an Event of Default, (a) at Agent’s election and upon notice to the applicable Loan Party, Agent may vote any Equity Interests constituting Pledged Collateral (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of such Equity Interests and otherwise act with respect thereto as though it were the outright owner thereof (hereby irrevocably constituting and appointing Agent the proxy and attorney-in-fact of such Loan Party, with full power of substitution, to do so); (b) Agent may demand, sue for, collect or make any compromise or settlement Agent deems suitable in respect of any Equity Interests constituting Pledged Collateral; (c) Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Pledged Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as Agent deems expedient, all without demand for performance by any Loan Party or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law; (d) Agent may cause all or any part of the Pledged Collateral to be transferred into its name or the name of its nominee or nominees; and (e) at Agent’s election and upon notice thereof to the applicable Loan Party, Agent may exercise all membership or partnership, as applicable, rights, powers and privileges to the same extent as the applicable Loan Party is entitled to exercise such rights, powers and privileges. Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by each Loan Party, to the fullest extent permitted by law). Each Loan Party recognizes that the Collateral Agent may be unable to effect a public sale or other disposition of its Equity Interests by reason of certain prohibitions contained in securities laws and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Loan Party agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of Equity Interests to register such securities for public sale under securities laws or other applicable laws, even if such issuer would agree to do so. In connection with the sale of Pledged Collateral by Agent during the continuation of an Event of Default, each Loan Party agrees to use its commercially reasonable efforts to cause each issuer of the Equity Interests contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at such Loan Party’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of Agent, advisable to exempt such Equity Interests from registration under the provisions of applicable laws, and to make all amendments to such instruments and documents which, in the opinion of Agent, are necessary or advisable, all in conformity with the requirements of applicable laws and the rules and regulations of the Securities and Exchange Commission applicable thereto.

10.5 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

10.6 German Security Documents. Each Secured Party (other than the Collateral Agent) hereby appoints the Collateral Agent as trustee (Treuhänder) and administrator for the purpose of accepting and administering the German Security Documents for and on behalf of the Secured Parties and the Collateral Agent hereby accepts such appointment on the terms and subject to the conditions set out in this Section 10.5. The Collateral Agent shall (i) in case of non-accessory (nicht akzessorische) security rights created under the German Security Documents, hold and administer and, as the case may be, enforce such Liens and/or Collateral in its own name, but as trustee (Treuhänder) for the account of the Secured Parties; and (ii) in case of accessory (akzessorische) security rights created by way of pledge or other accessory instruments under the German Security Documents, administer and, as the case may be, enforce any and all Liens and/or Collateral as agent in the name of, and for and on behalf of, the Secured Parties, or in its own name in respect of any Collateral Agent Parallel Debt Claim for the account of the Secured Parties. Each Secured Party (other than the Collateral Agent) hereby authorizes the Collateral Agent (whether or not by or through employees or agents) (i) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Collateral Agent under the German Security Documents together with such powers and discretions as are reasonably incidental thereto, and (ii) to take such action on its behalf as may from time to time be authorized under or in connection with the German Security Documents. By accepting the benefits of the Liens and/or Collateral, each Person to whom a Secured Obligation is owed shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the German Security Documents as a Secured Party.

With respect to the German Security Documents and the Collateral granted under any such German Security Document, each Secured Party (other than the Collateral Agent) (including any future Lender or future other Secured Party) upon becoming a party to the Loan Documents) hereby authorizes the Collateral Agent (whether or not by or through employees or agents) to execute for and on its behalf any and all German Security Documents to which it is a party and to accept as its attorney-in-fact (Stellvertreter) any pledge or other creation of any accessory right made to any such Lender (and, if applicable, each such other Secured Party) in relation to this Agreement under the German Security Documents. Each Secured Party (other than the Collateral Agent) acknowledges and agrees that the Collateral Agent will be exempted to the extent legally possible from the restrictions of section 181 of the German Civil Code and may delegate its power (including the release from the restrictions of section 181 of the German Civil Code) by way of granting a substitute power of attorney. The Collateral Agent may take such action (including, without limitation, the exercise of all rights, discretions or powers and the granting of consents or releases or the engagement of a notary for execution of any documents required in notarial form) or, as the case may be, refrain from taking such action under or pursuant to the German Security Documents as all Lenders may specifically direct the Collateral Agent in writing from time to time.

Notwithstanding anything to the contrary contained herein, the Parties hereto acknowledge and agree that any resignation by Collateral Agent shall not be effective with respect to its rights and obligations under any Collateral Agent Parallel Debt Claim or the Collateral which secures such Collateral Agent Parallel Debt Claim until such rights and obligations have been assigned to, and assumed by, the successor Collateral Agent. The retiring Collateral Agent will reasonably cooperate in assigning its rights under any Collateral Agent Parallel Debt Claim to any such successor Collateral Agent and will reasonably cooperate in transferring all rights under any Collateral governed by German law to such successor Collateral Agent.

10.7 Parallel Debt Undertaking. For purposes of (i) taking security in, or subject to the laws of, Germany and (ii) ensuring the continued validity of such security, each Secured Party and each Loan Party agrees:

(a) Notwithstanding any other provision of this Agreement or any Loan Document, each Loan Party hereby irrevocably and unconditionally agrees to pay to Collateral Agent, as a creditor in its own right and not as a representative of the Secured Parties, an amount (the “Collateral Agent Parallel Debt Claim”) equal to each Corresponding Obligation owed by such Loan Party by itself under the Loan Documents as and when such Corresponding Obligation is due and payable under this Agreement or any other Loan Document or would be due and payable but for any discharge resulting from any failure of a Secured Party to take appropriate steps, in insolvency or similar proceedings affecting such Loan Party, to preserve its entitlement to be paid such Corresponding Obligation. Each Collateral Agent Parallel Debt Claim will be payable in the currency or currencies of the relevant Corresponding Obligations.

(b) The Collateral Agent shall have its own independent right to demand and enforce payment of the Collateral Agent Parallel Debt Claim from a Loan Party, irrespective of any discharge of such Loan Party’s obligation to pay the Collateral Agent Parallel Debt Claim resulting from failure by Collateral Agent to take appropriate steps, in insolvency or similar proceedings affecting such Loan Party, to preserve its entitlement to be paid such Collateral Agent Parallel Debt Claim. The Collateral Agent’s right to enforce the Collateral Agent Parallel Debt Claim includes, without limitation, the exercise of any remedy available to the Collateral Agent under this Agreement or any other Loan Document, in law or in equity.

(c) Notwithstanding anything to the contrary contained herein, (i) any amount due and payable by a Loan Party to Collateral Agent in respect of the Collateral Agent Parallel Debt Claim shall be reduced if and to the extent the Lenders (and, if applicable, each other Secured Party) shall have irrevocably received payment in full of the corresponding amount in respect of the Corresponding Obligations; (ii) any amount due and payable by a Loan Party to a Lender (and, if applicable, each other Secured Party) in respect of a Corresponding Obligation shall be reduced if and to the extent that Collateral Agent has irrevocably received payment in full of the corresponding amount in respect of Collateral Agent Parallel Debt Claim; (iii) the aggregate amount of Collateral Agent Parallel Debt Claims shall not exceed the aggregate amount of the Corresponding Obligations at any time.

(d) Subject to the limitation set forth in clause (c) above, the rights of the Lenders (and, if applicable, each other Secured Party) to demand, receive and enforce payment of amounts payable by any Loan Party in respect of the Corresponding Obligations are several, separate and independent from, and without prejudice to, the rights of the Collateral Agent to demand, receive and enforce payment of the Collateral Agent Parallel Debt Claim in its own name.

(e) Each Lender (and, if applicable, each other Secured Party) shall, at the request of the Collateral Agent, perform any act required in connection with the enforcement of any Collateral Agent Parallel Debt Claim, including, without limitation, joining in any legal proceedings in respect of Collateral Agent Parallel Debt Claim or the German Security Documents.

(f) Each Loan Party hereby irrevocably and unconditionally waives any right it may have to require a Secured Party (other than the Collateral Agent) to join with the Collateral Agent in any legal proceedings as co-claimant with Collateral Agent in respect of any Collateral Agent Parallel Debt Claim or the Collateral granted under any German Security Document.

SECTION 11. MISCELLANEOUS

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)	If to Agent:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Janice Bourque and Mike Dutra

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: [ ● ]

Telephone: [ ● ]

(b)	If to the Lenders:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Janice Bourque and Mike Dutra

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: [ ● ]

Telephone: [ ● ]

(c)	If to any Loan Party:

ATAI Life Sciences B.V.

Wallstraße 16, 10179

Berlin, Germany

Attention: Stephen Bardin, Chief Financial Officer, and Ryan Barrett, General Counsel

Email: [ ● ]

Telephone: [ ● ]

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Loan Parties of any of their rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 3 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the Loan Parties, the Lender, the Agent and all future holders of the Loans.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or the Lenders to exercise any such powers. No omission or delay by Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Loan Parties at any time designated, shall be a waiver of any such right or remedy to which Agent or the Lenders is entitled, nor shall it in any way affect the right of Agent or the Lenders to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and the Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3 and 11.15 shall survive the termination of this Agreement.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Loan Party and its permitted assigns (if any). No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and the Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to the Loan Parties, and all of such rights shall inure to the benefit of Agent’s and the Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of any Loan Party or a distressed debt or vulture fund (in each case, as reasonably determined by Agent in consultation with the Loan Parties), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any

Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. The Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Agent and the Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8 Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations and proposed Section 1.163-5(b) (or, in each case, any amended or successor sections)of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations herein and therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7 and subject to the same restrictions and covenants that would have applied to a Lender; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.

11.9 Governing Law. This Agreement and the other Loan Documents, excluding the Foreign Security Documents, have been negotiated and delivered to Agent and the Lenders in the State of California, and shall have been accepted by Agent and the Lenders in the State of California. Payment to Agent and the Lenders by the Loan Parties of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents, excluding the Foreign Security Documents, shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.10 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.11 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE LOAN PARTIES, AGENT AND THE LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE LOAN PARTIES AGAINST AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST ANY LOAN PARTY. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, the Loan Parties and the Lenders; Claims that arise out of or are in any way connected to the relationship among the Loan Parties, Agent and the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.11(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.10, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.12 Professional Fees. Each Loan Party promises to pay Agent’s and the Lenders’ fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, each Loan Party promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and the Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Loan Parties or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Loan Parties, the Collateral, the Loan Documents, and including representing Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of any Loan Party’s estate, and any appeal or review thereof.

11.13 Confidentiality. Agent and the Lenders acknowledge that certain items of Collateral and information provided to Agent and the Lenders by the Loan Parties are confidential and proprietary information of the Loan Parties, if and to the extent such information either (x) is marked as confidential by the Loan Parties at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and the Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Loan Parties, except that Agent and the Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, counsel, representative and other professional advisors if Agent or the Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or the Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or the Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or the Lenders; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after default); (g) to any participant or assignee of Agent or the Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in the Agent or Lender (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality obligations with respect to the Confidential Information; (i) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (j) otherwise with the prior consent of the Loan Parties; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties or any of their Affiliates or any guarantor under this Agreement or the other Loan Documents.

11.14 Assignment of Rights. Each Loan Party acknowledges and understands that Agent or the Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and the Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and the Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or the Lenders shall relieve any Loan Party of any of its obligations hereunder. the Lenders agrees that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.15 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Loan Party for liquidation or reorganization, if any Loan Party becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Loan Party’s assets, or if any payment or transfer of Collateral is recovered from Agent or the Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, the Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or the Lenders in Cash.

11.16 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.17 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, the Lenders and the Loan Parties unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lenders and the Loan Parties.

11.18 Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 3 attached hereto. The Loan Parties acknowledge and agree to the terms and conditions set forth on Addendum 3 attached hereto.

11.19 Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.13.

11.20 Multiple Borrowers. Each Loan Party hereby agrees to the terms and conditions set forth on Addendum 4 attached hereto.

11.21 Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12. GUARANTEE

12.1 The Guarantee. Guarantors hereby jointly and severally guarantee to Agent and the Lenders, and their successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans, all fees and other amounts and Secured Obligations from time to time owing to Agent and Lenders by Borrower and each other Loan Party under this Agreement or under any other Loan Document, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Guarantors hereby further jointly and severally agree that if Borrower or any other Loan Party shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Guarantors shall promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same shall be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

12.2 Obligations Unconditional. The obligations of Guarantors under Section 12.1 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower or any other Guarantor under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by all applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.2 that the obligations of Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted as security for any of the Guaranteed Obligations shall fail to be perfected.

Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against Borrower or any other Guarantor under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Without limiting any provisions of this Section 12, each Guarantor waives and agrees not to assert, to the fullest extent permitted by law, any other defences or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section. Each Guarantor waives the benefit of California Civil Code Section 2815 permitting termination or revocation of the continuing nature of this guarantee and the benefits of any rights and defences which are or may become available by reason of California Civil Code Sections 2787 through 2855, 2899 and 3433.

12.3 Reinstatement. The obligations of Guarantors under this Section 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantors jointly and severally agree that they shall indemnify the Agent and Lenders on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

12.4 Subrogation. Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Term Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 12.1, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

12.5 Remedies. Guarantors jointly and severally agree that, as between Guarantors, on one hand, and the Agent and Lenders, on the other hand, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by Guarantors for purposes of Section 12.1.

12.6 Continuing Guarantee. The guarantee in this Section 12 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

12.7 General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any U.S. or non-U.S. state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

12.8 Dutch Guarantee Limitation. Notwithstanding any other provision of this Section 12 and any Lien, the guarantee, indemnity and other obligations of any Loan Party incorporated in The Netherlands expressed to be assumed by it in this Section 12 and/or Lien shall be deemed not to be assumed by such Loan Party to the extent that the same would constitute unlawful financial assistance within the meaning of section 2:98(c) of the Dutch Civil Code or any other applicable financial assistance rules, under any relevant jurisdictions and the provisions of this Agreement and the Loan Documents shall be construed accordingly

12.9 German Guarantee Limitation. In relation to the ATAI Germany, the following shall apply in addition to the provisions set out in this Section 12.7 above, as long as ATAI Germany is incorporated as a stock corporation (Aktiengesellschaft), with respect to any obligations or liabilities owed by the Parent or any other direct or indirect shareholder of ATAI Germany or a Subsidiary of such shareholder (other than any directly or indirectly owned Subsidiaries of ATAI Germany) (collectively the “AG’s Shareholder Obligations”):

(i)

Except as provided in (x) paragraph (ii) below and (y) in relation to any obligations or liabilities owed by ATAI Germany or its Subsidiaries, no guarantee or indemnity shall be enforceable with respect to any AG’s Shareholder Obligation;

(ii)

if, at the time a demand for payment is made under this Agreement, a domination or profit and loss transfer agreement (Beherrschungs- oder Gewinnabführungsvertrag) within the meaning of § 291 German Stock Corporation Act (Aktiengesetz) with the Parent is in force (“DPLTA”), the guarantee or indemnity granted by ATAI Germany or directly or indirectly owned Subsidiaries of ATAI Germany under this Agreement to secure any obligations or liabilities with respect to the AG’s Shareholder Obligations shall be valid and enforceable, except if an to the extent the payment under the guarantee or indemnity will, or must be expected to, result in an annual loss to ATAI Germany which would not be, or cannot be expected to be, compensated for by a compensation claim under the DPLTA which compensation claim could be accounted for in the balance sheet of ATAI Germany at full value (vollwertig).

The limitations on enforcement set out in in this Section 12.9 shall apply mutatis mutandis to the enforcement of any other payment obligation created or incurred by ATAI Germany under the Loan Documents (including any Collateral Agent Parallel Debt Claim, if and to the extent such payment obligation guarantees and/or secures a payment of AG’ Shareholder Obligation (other than any of directly or indirectly owned Subsidiaries of ATAI Germany).

For the avoidance of doubt, nothing in this Agreement shall be interpreted as a restriction or limitation of (i) the enforcement of the guarantee to the extent such guarantee guarantees obligations of ATAI Germany itself in its capacity as Borrower or obligations of any of its direct or indirect subsidiaries including in each case their legal successors or (ii) the enforcement of any claim of any Secured Party against a Borrower (in such capacity) under this Agreement.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, the Loan Parties, Agent and the Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWERS:

ATAI LIFE SCIENCES N.V.

By:	/s/ Florian Brand
Name:	Florian Brand
Title:	Chief Executive Officer

ATAI LIFE SCIENCES AG

By:	/s/ Florian Brand
Name:	Florian Brand
Title:	Chief Executive Officer

[Signature Page to Loan and Security Agreement]

GUARANTORS:

ATAI LIFE SCIENCES US, INC.

By:	/s/ Florian Brand
Name:	Florian Brand
Title:	Chief Executive Officer

INTROSPECT DIGITAL THERAPEUTICS, INC.,
VIRIDIA LIFE SCIENCES, INC., EMPATHBIO, INC., and
REVIXIA LIFE SCIENCES, INC.

By:	/s/ Florian Brand
Name:	Florian Brand
Title:	Secretary

INVYXIS, INC.

By:	/s/ Greg Weaver
Name:	Greg Weaver
Title:	Vice President, Treasurer

[Signature Page to Loan and Security Agreement]

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

By:	/s/ Seth Meyer
Name:	Seth Meyer
Title:	Chief Financial Officer

LENDERS:

HERCULES CAPITAL, INC.

By:	/s/ Seth Meyer
Name:	Seth Meyer
Title:	Chief Financial Officer

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

By: Hercules Adviser LLC, its Investment Adviser

By:	/s/ Seth Meyer
Name:	Seth Meyer
Title:	Authorized Signatory

[Signature Page to Loan and Security Agreement]

Table of Addenda, Exhibits and Schedules

Addendum 1:	Taxes; Increased Costs
Addendum 2:	[Reserved.]
Addendum 3:	Agent and Lender Terms
Addendum 4:	Multiple Borrower Terms

Exhibit A:	Advance Request; Attachment to Advance Request
Exhibit B:	Name, Locations, and Other Information for Loan Parties
Exhibit C:	Patents, Trademarks, Copyrights and Licenses
Exhibit D:	Deposit Accounts and Investment Accounts
Exhibit E:	Compliance Certificate
Exhibit F:	Joinder Agreement
Exhibit G:	Supplemental Business Strategy
Exhibit H:	ACH Debit Authorization Agreement
Exhibit I:	[Reserved]
Exhibit J-1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1	Commitments
Schedule 1	Entity Designations; Pledged Collateral; Required Consents.
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 1D	Platform Company Transaction Documents
Schedule 4.4	Post-Closing Deliverables
Schedule 5.3	Consents, Etc.
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.11	Products

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

TAXES; INCREASED COSTS

1.	Defined Terms. For purposes of this Addendum 1:

a.	“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

b.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S., Dutch or German (federal) withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1 and (iv) any withholding Taxes imposed under FATCA.

c.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

d.	“Foreign Lender” means a Lender that is not a U.S. Person.

e.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

f.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

2

g.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

h.	“Recipient” means the Agent or any Lender, as applicable.

i.	“Withholding Agent” means the Borrower, any Guarantor and the Agent.

2.

Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3.

Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

4.

Indemnification by Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.

Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.

3

6.

Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to the provisions of this Addendum 1, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

7.	Status of Lenders.

a.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements, or any other U.S. or non-U.S. withholding requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

b.	Without limiting the generality of the foregoing,

i.

any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

ii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

A.

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

4

B.	executed copies of IRS Form W-8ECI;

C.

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D.

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

iii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

iv.

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by any Loan Party or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

5

c.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

8.

Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9.

Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 9 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Lender pursuant to this Section 9 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the change in law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

10.

Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

6

ADDENDUM 2 to LOAN AND SECURITY AGREEMENT

[Reserved.]

ADDENDUM 3 to LOAN AND SECURITY AGREEMENT

Agent and Lender Terms

(a) Each Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Commitments) in effect on the date on which indemnification is sought under this Addendum 3, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c) Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d) Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

(i)	be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)

have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)

except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(e) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent. Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of the Lenders unless Agent shall have been provided by the Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

2

ADDENDUM 4 to LOAN AND SECURITY AGREEMENT

Multiple Borrower Terms

(a) Borrower’s Agent. Each of the Borrowers hereby irrevocably appoints Parent as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan and receiving account statements and other notices and communications to Borrowers (or any of them) from the Agent or any Lender. The Agent may rely, and shall be fully protected in relying, on any request for the Term Loan, disbursement instruction, report, information or any other notice or communication made or given by Parent, whether in its own name or on behalf of one or more of the other Borrowers, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.

(b) Waivers. Each Borrower hereby waives: (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c) Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations. Each Borrower further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

(d) Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.

(e) Subordination. All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

(f) Service of Process. Parent and each Subsidiary of any Loan Party that is organized outside of the United States of America shall appoint CT Corporation System, or other agent acceptable to Agent, as its agent for the purpose of accepting service of any process in the United States of America, evidenced by a service of process letter in form and substance satisfactory to Agent (each, a “Process Letter”). Each Loan Party shall take all actions, including payment of fees to such agent, to ensure that each Process Letter remains effective at all times.